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                              NATIONAL EQUITY TRUST

     for all series formed on or subsequent to the effective date specified below to which this Trust Indenture and Agreement is applicable

                              --------------------

                          TRUST INDENTURE AND AGREEMENT

                                      Among

                       PRUDENTIAL SECURITIES INCORPORATED

                                           As Depositor

                                BANK OF NEW YORK

                                           As Trustee

                              --------------------

                             Dated: February 2, 2000

================================================================================
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                                TABLE OF CONTENTS

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                                    ARTICLE I

                                   DEFINITIONS

  Section 1.01.      Definitions..........................................5

                                   ARTICLE II

                   DEPOSIT OF SECURITIES; ACCEPTANCE OF TRUST

  Section 2.01.      Deposit of Securities................................8
  Section 2.02.      Acceptance of Trust..................................9
  Section 2.03.      Issue of Units.......................................9
  Section 2.04.      Uncertificated Units................................10
  Section 2.05.      Deposit of Additional Securities....................10
  Section 2.06.      Register of Units...................................12

                                   ARTICLE III

                             ADMINISTRATION OF TRUST

  Section 3.01.      Initial Cost........................................12
  Section 3.02.      Income Account......................................13
  Section 3.03.      Principal Account...................................14
  Section 3.04.      Reserve Account.....................................14
  Section 3.05.      Distribution........................................14
  Section 3.06.      Distribution Statements.............................17
  Section 3.07.      Replacement Securities..............................19
  Section 3.08.      Sale of Securities..................................20
  Section 3.09.      Notice and Sale by Trustee..........................21
  Section 3.10.      Refunding Securities................................21
  Section 3.11.      Notice of Actions...................................22
  Section 3.12.      Extraordinary Distributions.........................22
  Section 3.13.      Extraordinary Event - Security Retention and Voting.23
  Section 3.14.      Deferred Sales Charge...............................23

                                   ARTICLE IV

                            EVALUATION OF SECURITIES

  Section 4.01.      Evaluation of Securities............................24
  Section 4.02.      Tax Reports.........................................25


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  Section 4.03.      Liability of the Trustee............................25

                                    ARTICLE V

                          TRUST EVALUATION, REDEMPTION,
                                TRANSFER OF UNITS

  Section 5.01.      Trust Evaluation....................................25
  Section 5.02.      Redemptions by Trustee; Purchases by Depositor......26
  Section 5.03.      Redemption Upon Termination.........................29
  Section 5.04.      Transfer of Units...................................30

                                   ARTICLE VI

                                     TRUSTEE

  Section 6.01.      General Definition of Trustee's Liabilities, Rights
                     and Duties..........................................31
  Section 6.02.      Books, Records and Reports..........................35
  Section 6.03.      Indenture and List of Securities on File............36
  Section 6.04.      Compensation of Trustee.............................36
  Section 6.05.      Removal and Resignation of Trustee; Successor.......37
  Section 6.06.      Qualification of Trustee............................39
  Section 6.07.      Trustee's Response to Inquiries.....................39
  Section 6.08.      Waiver of Liens.....................................40

                                   ARTICLE VII

                             RIGHTS OF UNIT HOLDERS

  Section 7.01.      Beneficiaries of Trust..............................40
  Section 7.02.      Rights, Terms and Conditions........................40

                                  ARTICLE VIII

                                    DEPOSITOR

  Section 8.01.      Liabilities; Power of Attorney......................41
  Section 8.02.      Discharge...........................................42
  Section 8.03.      Successors..........................................43
  Section 8.04.      Resignation.........................................43
  Section 8.05.      Additional Depositors...............................44
  Section 8.06.      Exclusions from Liability...........................44
  Section 8.07.      Compensation........................................45


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                                   ARTICLE IX

                 ADDITIONAL COVENANTS; MISCELLANEOUS PROVISIONS

  Section 9.01.      Amendments without the Consent of Unit Holders......45
  Section 9.02.      Notice of Amendment.................................46
  Section 9.03.      Termination.........................................46
  Section 9.04.      Construction........................................48
  Section 9.05.      Written Notice......................................48
  Section 9.06.      Severability........................................49
  Section 9.07.      Dissolution of Depositor Not To Terminate...........49
  Section 9.08.      Name................................................49

EXECUTION...................................................................

ACKNOWLEDGMENTS.............................................................

                              --------------------

This Table of Contents does not constitute part of the Indenture.


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            TRUST INDENTURE AND AGREEMENT dated February 2, 2000, between
PRUDENTIAL SECURITIES INCORPORATED, as Depositor, and THE BANK OF NEW YORK, as Trustee.

            WITNESSETH that:

            WHEREAS, the Depositor and the Trustee are entering into this Trust Indenture and Agreement for the purpose of establishing certain of the terms, covenants and conditions of the National Equity Trust series and each subsequent Series which may be established from time to time hereafter, incorporating by reference the terms hereof; and

            WHEREAS, for the National Equity Trust, and each Series of the National Equity Trust, to which this Trust Indenture and Agreement is applicable, the Depositor and the Trustee shall execute a separate Reference Trust Agreement incorporating by reference this Trust Indenture and Agreement and effecting any amendment, supplement or variation from or to such incorporation by reference with respect to the related series, and specifying for that series: (i) the Securities deposited in trust and the number of Units delivered by the Trustee in exchange for the Securities pursuant to Section 2.03; (ii) the initial fractional undivided interest represented by each Unit in each Trust; (iii) the first Settlement Date; (iv) the first Computation Day; (v) the first and subsequent Distribution Date(s); (vi) the first and subsequent Record Date(s); (vii) the name of the Depositor; (viii) the Termination Date and
(ix) any other change or addition contemplated or permitted by this Trust Indenture and Agreement; and

            WHEREAS, the Depositor will acquire and, concurrently with the execution and delivery of the appropriate Reference Trust Agreement, will deposit in trust with the Trustee the Securities to be listed in the Schedule thereto, all to be held by the Trustee in trust upon the terms and conditions hereinafter set forth as amended, supplemented or varied by such Reference Trust Agreement, for the use and benefit of all registered holders of units of fractional undivided interest in the Trust to which such Reference Trust Agreement relates; and

            WHEREAS, concurrently with the receipt of the aforesaid deposit, the Trustee will record on its books the ownership by the Depositor thereof of units of fractional undivided interest in such Securities and in the Income Account and the Principal Account maintained under this Indenture in the manner hereinafter provided (which units of fractional undivided interest so recorded respectively will represent in the aggregate

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100% of the beneficial interest established hereby in such Securities, Income
Account and Principal Account) and if the Sponsor so directs, will execute in the name of the Depositor thereof a certificate or certificates representing the aggregate number of Units specified in such Reference Trust Agreement and deliver same to such Depositor.

            NOW, THEREFORE, in consideration of the premises and of the mutual agreements herein contained, the Depositor and the Trustee agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

            Section 1.01. Definitions: Whenever used in this Indenture, the following words and phrases, unless the context clearly indicates otherwise, shall have the following meanings:

            (1) "Additional Securities" shall mean such Securities (as defined herein) as are listed in Supplementary Schedules of the Reference Trust Agreement and which have been deposited to effect an increase over the number of Units initially specified in Part II of the Reference Trust Agreement.

            (2) "Additional Units" shall mean such Units (as defined herein) as are issued in respect of Additional Securities.

            (3) "Basic Agreement" shall mean this Trust Indenture and Agreement dated as indicated on the cover page hereof as originally executed, or if amended as hereinafter provided, as so amended, exclusive of the terms contained in any related Reference Trust Agreement.

            (4) "Business Day" shall mean any day other than a Saturday or Sunday or other day on which the New York Stock Exchange is closed for trading, a legal holiday in the City of New York, or a day on which banking institutions are authorized by law to close.

            (5) "Computation Day" shall have the meaning assigned to it in Part II of the Reference Trust Agreement.

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            (6) "Contract Securities" shall mean Securities which are to be acquired by the Trust pursuant to contracts, including (i) Securities listed in the Schedule to the Reference Trust Agreement and (ii) Securities which the Depositor has contracted to purchase for the Trust pursuant to Sections 2.05 and 3.07.

            (7) "Deferred Sales Charge' shall mean any deferred sales charge payable in accordance with the provisions of Section 3.14 hereof, as set forth in the prospectus for a Trust.

            (8) "Depositor" of the Trust shall have the meaning assigned to it in Part II of the Reference Trust Agreement.

            (9) "Distribution Agency Agreement" shall mean the Distribution Agency Agreement dated the date of this Indenture among the Trustee, the Depositor and the Distribution Agent.

            (10) "Distribution Agent" shall mean the Distribution Agent appointed in the Distribution Agency Agreement, or its successor as appointed pursuant to the Distribution Agency Agreement.

            (11) "Distribution Date" shall have the meaning assigned to it in
      Part II of the Reference Trust Agreement.

            (12) "Evaluation Time" shall mean the close of trading on the New York Stock Exchange, presently 4:00 p.m. or such other time as is designated as the Evaluation Time in the prospectus for a Trust.

            (13) "Indenture" shall mean the Basic Agreement, as further amended, supplemented or varied by the Reference Trust Agreement.

            (14) "Prospectus" shall mean the prospectus relating to a Trust in the form first used to confirm sales of Units of such Trust.

            (15) "Record Date" shall have the meaning assigned to it in Part II of the Reference Trust Agreement.

            (16) "Reference Trust Agreement" shall mean a supplement to the Basic Agreement, the purpose of which shall be to amend, supplement and/or vary certain of the terms con-
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      tained in the Basic Agreement. The Reference Trust Agreement, together with the Basic Agreement to the extent that such Reference Trust Agreement incorporates it by reference, defines all the terms, rights and duties relevant to the series of National Equity Trust series, to which such Reference Trust Agreement relates.

            (17) "Replacement Security" shall mean a Security purchased by the Trustee pursuant to Section 3.07 hereof.

            (18) "Securities" shall mean such common stock and other securities (including for all purposes hereof "when-issued" and/or "regular way" contracts, if any, for the purchase thereof evidenced by the purchasing broker's confirmation of, or list of its confirmations of, such contracts and a certified check or checks and/or an irrevocable letter or letters of credit in the amount required for such purchase) as are (i) deposited in irrevocable trust and listed in the Schedule or Supplementary Schedules to the Reference Trust Agreement and (ii) received in exchange or substitution for any Securities pursuant to Section 3.07 hereof or pursuant to Section 3.13 hereof or acquired pursuant to Section 2.05 hereof, as may from time to time be acquired and continue to be held as a part of the Trust to which such Reference Trust Agreement relates.

            (19) "Special Security" shall have the meaning assigned to it in
      Section 3.07 hereof.

            (20) "Termination Date" shall mean the date set forth in Part II of the Reference Trust Agreement.

            (21) "Trust" shall mean the trust created by this Indenture in conjunction with a Reference Trust Agreement, which shall be denominated as indicated in Part II of the Reference Trust Agreement relating to such Trust, and which shall consist of the Securities held pursuant and subject to this Indenture together with all dividends thereon, received but undistributed, any undistributed cash realized from the sale, redemption or liquidation thereof, such amounts as may be on deposit in the Reserve Account hereinafter established and all other property and rights to which Unit Holders may be entitled under the provisions of this Indenture.

            (22) "Trustee" shall mean The Bank of New York, or any successor trustee as hereinafter provided.

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                                     - 8 -


            (23) "Unit" shall mean the fractional undivided interest in and ownership for the Trust which shall be initially equal to the fraction specified for the Trust in Part II of the Reference Trust Agreement, the denominator of which fraction shall be decreased by the number of any such Units redeemed as provided in Sections 5.02 and 5.03 and increased by the number of any Additional Units as provided in Section 2.06 or revised as provided in Section 2.03.

            (24) "Unit Holder" shall mean the registered holder of any Unit as recorded on the registration books of the Trustee, his legal representatives and heirs and the successors of any corporation, partnership or other legal entity which is a registered holder of any Unit and as such shall be deemed a beneficiary of the Trust created by this Indenture to the extent of his pro rata share thereof.

            (25) The words "herein," "hereby," "herewith," "hereof," "hereinafter," "hereunder," "hereinabove," "hereafter," "heretofore" and similar words or phrases of reference and association shall refer to this Indenture in its entirety.

            (26) Words importing the singular number shall include the plural number in each case and vice versa and words importing persons shall include corporations and associations, as well as natural persons.

                                   ARTICLE II

                   DEPOSIT OF SECURITIES; ACCEPTANCE OF TRUST

            Section 2.01. Deposit of Securities: The Depositor, concurrently with the execution and delivery of the applicable Reference Trust Agreement, has deposited with the Trustee in trust the Securities listed in the Schedule or Schedules attached to the Reference Trust Agreement in bearer form or duly endorsed in blank or accompanied by all necessary instruments of assignment and transfer in proper form to be held, administered and applied by the Trustee as herein provided and/or cash (or a letter of credit in lieu of cash) with written instructions to the Trustee to purchase one or more of such Securities which cash (or cash in an amount equal to the face amount of the letter of credit), to the extent not used by the Trustee to purchase such Securities within the 90-day period following the

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                                     - 9 -


first deposit of Securities in the Trust, shall be distributed to Unit Holders on the Distribution Date next following such 90-day period or such earlier date as the Depositor and the Trustee determine. In the event that the purchase of Securities represented by "when-issued" and/or "regular way" contracts shall not be consummated in accordance with said contracts, the Trustee shall credit to the Principal Account pursuant to Section 3.03 hereof the cash or cash equivalents (including such portion of any letter of credit applicable to such contracts) deposited by the Depositor for the purpose of such purchase. Such monies, unless invested in substitute Securities in accordance with Section 3.07 hereof, shall be distributed to Unit Holders pursuant to Section 3.05 hereof on the second Distribution Date following the failure of consummation of such purchase or such earlier date as the Depositor and the Trustee determine. The Depositor shall deliver the Securities listed on said Schedule or Schedules to the Trustee which were not actually delivered concurrently with the execution and delivery of the Reference Trust Agreement within 90 days after said execution and delivery or, if Section 3.07 applies, within such shorter period as is specified in Section 3.07.

            The Trustee is irrevocably authorized hereby to effect registration of transfer of the Securities in fully registered form in the name of the Trustee or its nominee.

            Section 2.02. Acceptance of Trust: The Trustee hereby accepts the Trust created by this Indenture for the use and benefit of the Unit Holders in the Trust, subject to the terms and conditions of this Indenture.

            Section 2.03. Issue of Units: By executing the Reference Trust Agreement and receipt for deposited property, the Trustee will thereby acknowledge receipt of the deposit relating to the Trust to which such Reference Trust Agreement relates, referred to in Section 2.01, and simultaneously with the receipt of said deposit, will record on its books for the account of the Depositor the aggregate number of Units of the Trust in exchange therefor as specified in Part II of the Reference Trust Agreement. The number of Units may be increased through a split of the Units or decreased through a reverse split thereof, as directed by the Depositor, which revised number of Units shall be recorded by the Trustee on its books.

            The Trusts created by this Indenture are separate and distinct trusts for all purposes and the assets of one such trust may not be commingled with the assets of any other, nor shall the expenses of any such trust be charged against the

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                                     - 10 -


other. The Units representing the ownership of a fractional undivided interest in one Trust shall not be exchangeable for Units representing the ownership of an undivided fractional interest in any other except as set forth in the applicable Prospectus.

            Section 2.04. Uncertificated Units: All Units shall be held in uncertificated form, unless and as the Trustee may deem it appropriate to issue certificates or if so directed by the Depositor. The Trustee may deem and treat the person in whose name any Unit is registered upon the books of the Trustee as the owner thereof for all purposes and the Trustee shall not be affected by any notice to the contrary.

            Section 2.05. Deposit of Additional Securities: From time to time and in the discretion of the Depositor, the Depositor may make deposits of Additional Securities duly endorsed in blank or accompanied by all necessary instruments of assignment and transfer in proper form (or contracts to purchase Additional Securities and cash or an irrevocable letter of credit in an amount necessary to consummate the purchase of any Additional Securities pursuant to such contracts ("Additional Contract Securities")) and/or cash (or a letter of credit in lieu of cash) with instructions to the Trustee to purchase one or more Additional Securities (which cash (or cash in an amount equal to the face amount of the letter of credit), to the extent not used by the Trustee to purchase such Additional Securities within the 90-day period following the first deposit of Securities in the Trust, shall be distributed to Unit Holders on the Distribution Date next following such 90-day period or such earlier date as the Depositor and the Trustee determine) and Cash (as defined below), if Cash is an asset of the Trust immediately prior to the supplemental deposit, provided that each deposit during the 90-day period following the first deposit of Securities in the Trust shall replicate, to the extent practicable as hereinafter provided, the Securities (including Contract Securities) and shall exactly replicate Cash (other than Cash to be distributed solely to persons other than persons receiving the distribution as holders of Additional Units created by the deposit) held in the Trust immediately prior to each such deposit; and, provided further that each deposit of Additional Securities and Cash, if any, subsequent to such 90-day period shall exactly replicate the Securities (including Contract Securities) and Cash (other than Cash to be distributed solely to persons other than persons receiving the distribution as holders of additional Units created by the deposit) held in the Trust immediately prior to each such deposit. For purposes of this paragraph, Cash means cash on hand in the Trust and/or cash receivable by the Trust as of the date of the supplemental deposit reduced by payables and accrued expenses.

            Accordingly, (a) for a deposit subsequent to the 90-day period following the first deposit of Securities:

            1. Any Additional Securities included in a deposit shall be identical to Securities held in the Trust immediately prior to the deposit and in amounts such that (i) the number of shares of Additional Securities of a particular issue included in a deposit divided by (ii) the aggregate of the number of shares of all Additional Securities included in the deposit results in a fraction which is the same as the fraction resulting from division of (iii) the aggregate number of shares of the Securities of the same issue held in the Trust immediately prior to the deposit divided by (iv) the aggregate number of shares of all Securities held in the Trust immediately prior to the deposit;

            2. Any deposit of Additional Securities shall be accompanied by Cash in an amount bearing the same ratio to the aggregate number of shares of all Additional Securities in the deposit as the Cash held in the Trust immediately prior to the deposit bears to the aggregate number of shares of all Securities held in the Trust immediately prior to the deposit, exclusive of Cash held in the Trust and designated for distribution solely to persons other than persons receiving the distribution as holders of Additional Units created by the deposit; and (b) for a deposit during the 90-day period following the first deposit of Securities in the Trust, the rules stated in subparagraphs (a)(1) and
(a)(2) of this Section shall apply except that any Additional Securities (including Additional Contract Securities) need be only substantially similar (rather than identical to) Securities held in the Trust immediately prior to the deposit and need meet the proportionality requirements only to the extent practicable. Without limiting the generality of the phrase "to the extent practicable", if the Depositor specifies a minimum number of shares of a Security with respect to a particular trust to be included in a deposit and such minimum requirement cannot be met or if a Security identical to a Security held in the Trust is not readily obtainable, substitution of other substantially similar Securities (including Securities of an issue originally deposited) in order to meet the foregoing proportionality requirements shall be considered as a meeting of such requirements "to the extent practicable". Each deposit of Additional Securities shall be listed in a Supplementary Schedule to the Reference Trust Agreement stating the date of such deposit and the number of Additional Units being issued therefor. The Trustee shall acknowledge in such Supplementary Schedule receipt of the deposit, and simultaneously with the receipt of said deposit, reflect the aggregate number of Additional Units specified in such Supplementary Schedule by recording such Additional Units on its books. Such Additional Securities shall be held, administered and applied by the Trustee in the same manner as herein provided for the Securities. The execution by the Depositor in connection with the deposit of Additional Securities of a Supplementary Schedule to the Reference Trust Agreement shall constitute the approval by the Depositor as satisfactory in form and substance of the contracts to be entered into or assumed by the Trustee with regard to any Additional Securities listed on such Supplementary Schedule and authorization to the Trustee on behalf of the Trust to enter into or assume such contracts and otherwise to carry out the terms and provisions thereof or to take other appropriate action in order to complete the deposit of the Additional Securities covered thereby into the Trust. The parties hereto agree that a Supplementary Schedule to the Reference Trust Agreement may be delivered by telecopier and that such delivery shall have the same force and effect as the delivery of an original executed document.

            Section 2.06. Register of Units: A register shall be kept by the Trustee containing the names and addresses of the Unit Holders and the number of Units owned by each Unit Holder, and in which all issues, exchanges, transfers and cancellations of Units shall be recorded.

                                   ARTICLE III

                             ADMINISTRATION OF TRUST

            Section 3.01. Initial Cost: The costs of organizing the Trust and sale of the Trust Units shall, to the extent of the expenses reimbursable to the Depositor provided below, be borne by the Unit Holders, provided, however, that, to the extent all of such costs are not borne by Unit Holders, the amount of such costs not borne by Unit Holders shall be borne by the Depositor and, provided further, however, that the liability on the part of the Depositor under this section shall not include any fees or other expenses incurred in connection with the administration of the Trust subsequent to the deposit referred to in
Section 2.01. Upon notification from the Depositor that the primary offering period is concluded, the Trustee

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                                     - 13 -


shall withdraw from the Account or Accounts specified in the Prospectus or, if no Account is therein specified, from the Principal Account, and pay to the Depositor the Depositor's reimbursable expenses of organizing the Trust and sale of the Trust Units in an amount certified to the Trustee by the Depositor. If the balance of the Principal Account is insufficient to make such withdrawal, the Trustee shall, as directed by the Depositor, sell Securities identified by the Depositor, or distribute to the Depositor Securities having a value, as determined under Section 4.01 as of the date of distribution, sufficient for such reimbursement. The reimbursement provided for in this section shall be for the account of the Unitholders of record at the conclusion of the primary offering period and shall not be reflected in the computation of the Unit Value prior thereto. As used herein, the Depositor's reimbursable expenses of organizing the Trust and sale of the Trust Units shall include the cost of the initial preparation and typesetting of the registration statement, prospectuses (including preliminary prospectuses), the indenture, and other documents relating to the Trust, SEC and state blue sky registration fees, the cost of the initial valuation of the portfolio and audit of the Trust, the initial fees and expenses of the Trustee, and legal and other out-of-pocket expenses related thereto, but not including the expenses incurred in the printing of preliminary prospectuses and prospectuses, expenses incurred in the preparation and printing of brochures and other advertising materials and any other selling expenses. Any cash which the Depositor has identified as to be used for reimbursement of expenses pursuant to this Section shall be reserved by the Trustee for such purpose and shall not be subject to distribution or, unless the Depositor otherwise directs, used for payment of redemptions in excess of the per-Unit amount allocable to Units tendered for redemption. As directed by the Depositor, the Trustee will advance funds to the Trust in an amount necessary to reimburse the Depositor pursuant to this Section and shall recover such advance from the sale or sales of Securities at such time as the Depositor shall direct, but in no event later than the termination of the Trust. Repayment of any such advance shall be secured by a lien on the assets of the Trust prior to the interest of the Unit Holders as provided in Section 6.04.

            Section 3.02. Income Account: The Trustee shall collect the dividends or other like cash distributions on the Securities in the Trust as such are paid, and credit such amounts, as collected, to a separate account to be known as the "Income Account."

            Section 3.03. Principal Account: The Securities in the Trust and all cash, other than amounts credited to the Income Account, received by the Trustee in respect of the Securities in the Trust shall be credited to a separate account for the Trust to be known as the "Principal Account."

            Section 3.04. Reserve Account: From time to time the Trustee shall withdraw from the cash on deposit in the Principal Account such amounts as it, in its sole discretion, shall deem requisite to establish a reserve for any applicable taxes or other governmental charges that may be payable out of the Trust. Such amounts so withdrawn shall be credited to a separate account which shall be known as the "Reserve Account." The Trustee shall not be required to distribute to the Unit Holders any of the amounts in the Reserve Account; provided, however, that if the Trustee shall, in its sole discretion, determine that such amounts are no longer necessary for payment of any applicable taxes or other governmental charges, then it shall promptly deposit such amounts in the account from which previously withdrawn, or, if such Trust has been terminated or is in the process of termination, the Trustee shall distribute to each Unit Holder such holder's interest in the Reserve Account in accordance with Section
9.04 hereof.

            Section 3.05. Distribution: As of each Computation Day or Record Day for the Trust, the Trustee shall:

            (a) deduct from the Income Account, or, to the extent funds are not available in such Account, from the Principal Account, and pay to itself individually the amounts that it is at the time entitled to receive pursuant to Section 6.04 or this Section 3.05;

            (b) deduct from the Income Account, or, to the extent funds are not available in such Account, from the Principal Account, an amount equal to the unpaid fees and expenses, if any, including registration charges, Blue Sky fees, printing costs, attorneys' fees, auditing costs and other miscellaneous out-of-pocket expenses, as certified by the Depositor, incurred in keeping the registration of the Units and the Trust on a current basis, provided, however, that no portion of such amount shall be deducted or paid unless the payment thereof from the Trust is at that time lawful; and

            (c) deduct from the Income Account or, to the extent funds are not available in such account, from the Principal Account the estimated amount that the Depositor is en-titled to receive pursuant to Section 8.07 and hold such amount without interest until such time as it is payable to the Depositor as set forth below. The Trustee shall distribute to the Depositor from the amount so held pursuant to the immediately preceding sentence the amounts that the Depositor is entitled to receive pursuant to Section 8.07 on account of its services theretofore performed and expenses theretofore incurred. With respect to Trusts having monthly, quarterly or semiannual Distribution Dates, the Trustee shall deduct from the Income Account one-twelfth, one-quarter or one-half, as the case may be, of the estimated annual amount that the Depositor is entitled to receive and shall distribute such amounts to the Depositor on the monthly, quarterly or semiannual Distribution Dates, as the case may be. In the event of the appointment of a successor depositor pursuant to Section 6.01(f)(1), the Trustee shall deduct from the Income Account, or, to the extent that funds are not available in such Account, from the Principal Account, and pay to such successor depositor the amounts, if any, that it is at the time lawful for it to receive under said Section 6.01(f)(1).

            All amounts (i) permitted to be withdrawn from the Principal Account under this Indenture in order to satisfy obligations which, pursuant to the terms hereof, are first to be paid out of the Income Account to the extent funds are available, or (ii) permitted to be withdrawn from the Principal Account pursuant to Section 5.02 hereof, may be made only from the balance in the Principal Account after excluding capital amounts being held for distribution to Unit Holders of record on the Record Date for a prior Distribution Date pursuant to the second following paragraph. The Principal Account shall be reimbursed for any such amounts described in clause (i) of the preceding sentence when sufficient funds are next available in the Income Account after giving effect to the payment from the Income Account of all amounts otherwise required to be deducted therefrom at that time.

            On each Distribution Date or within a reasonable period of time thereafter, the Trustee shall distribute by mail to each Unit Holder of record at the close of business on the preceding Record Date at his address appearing on the registration books of the Trustee such holder's pro rata share of the balance of the Income Account, plus such holder's pro rata share of the distributable cash balance of the Principal Account, each computed as of the preceding Record Date after deduction of all amounts specified in paragraphs
(a), (b) and (c)
of this Section 3.05; provided, however, that funds credited to the Principal Account in the event of the failure of consummation of a contract to purchase Securities pursuant to Section 2.01 hereof, funds representing the proceeds of the sale of Securities pursuant to Section 3.08 hereof, and funds representing the proceeds of the sale of Securities under Section 5.02, 5.03, 6.04 or this
Section 3.05 in excess of the amounts needed for the purposes of said Sections shall not be distributed until the second following Distribution Date or at such earlier date as shall be determined by the Trustee or directed by the Depositor. The Trustee shall make a special distribution of the cash balance in the Income and Principal accounts available for such distribution to Unit Holders of record on such dates as the Depositor shall direct. The Trustee shall not be required to make a distribution from the Principal Account unless the cash balance on deposit therein available for distribution shall be sufficient to distribute at least $1.00 per 1,000 Units.

            The amounts to be so distributed to each Unit Holder of the Trust of record as of each Record Date shall be that pro rata share of the cash balance as of such Record Date of the Income and Principal Accounts of the Trust, as shall be represented by a notation on the registration or other record books of the Trustee.

            In the computation of each such share, fractions of less than one cent shall be omitted. After any such distribution provided for above, any cash balance remaining in the Income Account or the Principal Account shall be held in the same manner as other amounts subsequently deposited in each of such Accounts, respectively.

            The Depositor may direct the Trustee to invest the proceeds of any sale of Securities not required for the redemption of Units in eligible money market instruments selected by the Depositor which will include only negotiable certificates of deposit or time deposits of domestic banks which are members of the Federal Deposit Insurance Corporation and which have, together with their branches or subsidiaries, more than $2 billion in total assets, except that certificates of deposit or time deposits of smaller domestic banks may be held provided the deposit does not exceed the insurance coverage on the instrument (which currently is $100,000), and provided further that the Trust's aggregate holding of certificates of deposit or time deposits issued by the Trustee may not exceed the insurance coverage of such obligations and U.S. Treasury notes or bills (which shall be held until the maturity thereof) each of which matures prior to the earlier of the next following Distribution Date or 90 days after receipt, the principal thereof and interest thereon (to the extent such interest is not used to pay Trust expenses) to be distributed on the earlier of the 90th day after receipt or the next following Distribution Date.

            For the purposes of distribution as herein provided, the holders of record on the registration books of the Trustee at the close of business on each Record Date shall be conclusively entitled to such distribution, and no liability shall attach to the Trustee by reason of payment to any such registered Unit Holder of record. Nothing herein shall be construed to prevent the payment of amounts from the Income Account and the Principal Account to individual Unit Holders by means of one check, draft or other proper instrument, provided that the appropriate statement of such distribution shall be furnished therein as provided in Section 3.06 hereof.

            On each Deferred Sales Charge payment date set forth in the prospectus for a Trust, the Trustee shall pay the account created pursuant to
Section 3.14 the amount of the Deferred Sales Charge payable on each such date as stated in the prospectus for a Trust. Such amount shall be withdrawn from the Principal Account from the amounts therein designated for such purpose or otherwise deducted from such account.

            Section 3.06. Distribution Statements: With each distribution from the Income or Principal Accounts of the Trust, the Trustee shall furnish Unit Holders a statement of the amount being distributed from each such account, expressed in each case as a dollar amount per Unit.

            Within a reasonable period of time after the last Business Day of each calendar year or fiscal year, the Trustee shall furnish to each person who at any time during such calendar year or fiscal year was a Unit Holder a statement setting forth, with respect to such calendar year or fiscal year:

            (A) as to the Income Account of the Trust:

                  (1) the amount of dividends received on the Securities,

                  (2) the amounts paid from the Income Account for redemptions pursuant to Section 5.02,

                  (3) the deductions from the Income Account for payment of
            applicable taxes or other governmental
            charges, if any, compensation of the Depositor, fees and expenses of the Trustee, transfers to the Reserve Account, any expenses paid by the Trust pursuant to Section 3.05 hereof and any Deferred Sales Charge paid,

                  (4) the amount distributed from the Income Account,
            identifying separately amounts distributed as dividends and as other income,

                  (5) any other amount credited to or deducted from the Income
            Account, and

                  (6) the balance remaining after such distributions and
            deductions, expressed both as a total dollar amount and as a dollar amount per Unit outstanding on the last Business Day of such calendar or fiscal year;

            (B) as to the Principal Account of the Trust:

                  (1) the dates of the sale, liquidation or redemption of any of the Securities, the identity of such Securities and the net proceeds received therefrom, excluding any portion thereof credited to the Income Account,

                  (2) the amount paid from the Principal Account for redemption pursuant to Section 5.02,

                  (3) the deductions for payment of applicable taxes and other governmental charges, if any, fees and expenses of the Trustee, transfers to the Reserve Account, any expenses paid by the Trust under Section 3.05 hereof and any Deferred Sales Charge paid,

                  (4) the amount distributed from the Principal Account for such period, pursuant to Section 3.05 hereof,

                  (5) any other amount credited to or deducted from the
            Principal Account, and

                  (6) the balance remaining after such distributions and
            deductions, expressed both as a total dollar amount and as a dollar amount per Unit outstanding on the last Business Day of such calendar or fiscal year; and

            (C) the following information:

                  (1) a list of the Securities held in the Trust as of the last
            Business Day of such calendar or fiscal year,

                  (2) the number of Units outstanding on the last Business Day of such calendar or fiscal year,

                  (3) the Unit Value (as defined in Section 5.01) based on the last evaluation of such Trust made during such calendar or fiscal year, and

                  (4) the amounts actually distributed during such calendar or fiscal year from the Income and Principal Accounts of the Trust, separately stated, expressed both as total dollar amounts and as dollar amounts per Unit outstanding on the Record Date for such distributions.

            Section 3.07. Replacement Securities: In the event that any Contract Security is not delivered due to any occurrence, act or event beyond the control of the Depositor and of the Trustee (such a Contract Security being herein called a 'Special Security'), the Depositor may instruct the Trustee to purchase Replacement Securities which have been selected by the Depositor having a cost not in excess of the cost of the Special Securities not so delivered. To be eligible for inclusion in the Trust, the Replacement Securities which the Depositor selects must: (i) be of the same type as that replaced (e.g., both will be common stock or preferred stock); (ii) in the Depositor's judgment, closely resemble the Special Security as respects the investment characteristics which led the Depositor to select the Special Security for inclusion in the Trust; and (iii) be purchased within twenty days after delivery of notice of the failed contract to the Trustee or to the Depositor, whichever occurs first. Any Replacement Securities received by the Trustee shall be deposited hereunder and shall be subject to the terms and conditions of this Indenture to the same extent as other Securities deposited hereunder. No such deposit of Replacement Securities shall be made after the earlier of (i) 90 days after the date of execution and delivery of the applicable Reference Trust Agreement or (ii) the first Distribution Date to occur after the date of execution and delivery of the applicable Reference Trust Agreement.

            Whenever a Replacement Security is acquired by the Depositor pursuant to the provisions of this Section 3.07, the

Trustee shall, within five days thereafter, mail to all Unit Holders notices of such acquisition, including an identification of the Special Security and the Replacement Security acquired. The purchase price of a Replacement Security shall be paid out of the funds in the principal account attributable to the Special Security which it replaces. The Trustee shall not be liable or responsible in any way for depreciation or loss incurred by reason of any purchase made pursuant to any such instructions from the Depositor and in the absence of such instructions the Trustee shall have no duty to purchase any Replacement Securities under this Indenture. The Depositor shall not be liable for any failure to instruct the Trustee to purchase any Replacement Security or for errors of judgment in selecting any Replacement Security.

            Section 3.08. Sale of Securities: In order to maintain the sound investment character of the Trust, the Depositor may direct the Trustee to sell or liquidate Securities at such price and time and in such manner as shall be determined by the Depositor, provided that the Depositor has determined that any one or more of the following conditions exist:

            (a) that there has been a failure by the issuer of such Securities to declare or pay an anticipated dividend thereon;

            (b) that any action or proceeding has been instituted in law or equity seeking to restrain or enjoin the payment of dividends on any such Securities, or that there exists any other legal question or impediment affecting such Securities or the payment of dividends on the same;

            (c) that there has occurred any breach of covenant or warranty in any resolution, ordinance, trust, indenture or other agreement or document, which would adversely affect either immediately or contingently the payment of dividends on such Securities;

            (d) that the price of any such Securities has declined to such an extent, or such other market or credit factor exists, that in the opinion of the Depositor the retention of such Securities would be detrimental to the Trust and to the interest of the Unit Holders;

            (e) that there has been a default in the payment of principal or par or stated value of, premium, if any, or income on any other outstanding securities of the issuer or the guarantor of such securities which might materially and adversely, either immediately or contingently, affect the declaration or payment of dividends on the Securities; and

            (f) that the tax treatment of the Trust as a grantor trust would otherwise be jeopardized.

            In order to pay the Deferred Sales Charge, the Trustee shall sell or liquidate such an amount of Securities and at such time and from time to time and in such manner as the Depositor shall direct such that the proceeds of such sale or liquidation shall be sufficient to pay the amount required to be paid to the Depositor pursuant to the Deferred Sales Charge program as set forth in the prospectus for a Trust.

            Upon receipt of such direction from the Depositor, upon which the Trustee shall rely, the Trustee shall proceed to sell the specified Securities in accordance with such direction. The Trustee shall not be liable or responsible in any way for depreciation or loss incurred by reason of any sale made pursuant to any such direction or by reason of the failure of the Depositor to give any such direction, and in the absence of such direction the Trustee shall have no duty to sell any Securities under this Section 3.08. The Depositor shall not be liable for errors of judgment in directing or failing to direct the Trustee pursuant to this Section 3.08.

            Section 3.09. Notice and Sale by Trustee: If at any time there has been a failure by the issuer of any of the Securities to pay a dividend that is due and payable, the Trustee shall notify the Depositor thereof. If within thirty days after such notification the Trustee has not received any instruction from the Depositor to sell or to hold or to take any other action in connection with such Security, the Trustee shall sell such Security forthwith, and the Trustee shall not be liable or responsible in any way for depreciation or loss incurred by reason of such sale or by reason of any action or inaction in accordance with such written instructions of the Depositor. The Trustee shall promptly notify the Depositor of such action in writing and shall set forth therein the Security sold and the proceeds received therefrom.

            Section 3.10. Refunding Securities: Except as otherwise provided in
Section 3.13, in the event that an offer by the issuer of any of the Securities or any other party shall be made to issue new Securities, the Trustee shall reject such offer. However, should any exchange or substitution be effected notwithstanding such rejection or without an initial offer, any

Securities, cash and/or property received in exchange shall be deposited hereunder and shall be promptly sold, if securities or property, by the Trustee. The cash then remaining shall be distributed to Unit Holders on the next Distribution Date in the manner set forth in Section 3.05 regarding distributions from the Principal Account.

            Section 3.11. Notice of Actions: Except as otherwise provided in
Section 3.13, in the event that the Trustee shall have been notified at any time of any action to be taken or proposed to be taken by holders of any Securities held by the Trust (including, but not limited to, the making of any demand, direction, request, giving of any notice, consent or waiver or the voting with respect to election of directors or any amendment or supplement to any corporate resolution, agreement or other instrument under or pursuant to which such Securities have been issued) the Trustee shall promptly notify the Depositor and shall thereupon take such action or refrain from taking any action as the Depositor shall in writing direct; provided, however, that if the Depositor shall not within five business days of the giving of such notice to the Depositor direct the Trustee to take or refrain from taking any action, the Trustee shall take such action as it, in its sole discretion, shall deem advisable. Neither the Depositor nor the Trustee shall be liable to any person for any action or failure to take action with respect to this Section.

            Section 3.12. Extraordinary Distributions: Except as otherwise provided in Section 3.13, any property received by the Trustee after the initial date of Deposit in a form other than cash or additional shares of the Securities listed on Schedule A or of a Replacement Security, shall be either (i) dealt with under the Distribution Agency Agreement as though such property were an asset of the Trust other than cash remaining on hand at the termination of the Trust or (ii) sold, and the proceeds of sale credited to the Principal Account of the Trust, all as the Depositor may direct. In no event shall the Trustee hold as part of the Trust, except temporarily pending sale or distribution as described in the preceding sentence, any property other than cash (including a letter of credit) and the Securities described on Schedule A or a Replacement Security.

            The Securities and cash represented by a Unit shall be uniform so that each Unit shall at all times represent property identical to that represented by every other Unit. Securities identical to those represented by a Unit and received as the result of a stock dividend or stock split may be retained in the Trust and the number of shares of such a Security represented by a Unit adjusted accordingly. All other non-cash distributions in respect of any Securities held in the Trust shall be sold or distributed to Unit Holders through the Distribution Agent, as referred to above.

            Section 3.13. Extraordinary Event - Security Retention and Voting. In the event the Trustee is notified of any action to be taken or proposed to be taken by holders of the securities held by the Trust in connection with any proposed merger, reorganization, spin-off, split-off or split-up by the issuer of stock or securities held in the Trust, the Trustee shall take such action or refrain from taking any action, as appropriate, so as to insure that the securities are voted as closely as possible in the same manner and in the same general proportion as are the securities held by owners other than the Trust. If stock or securities are received by the Trustee, with or without cash, as a result of any merger, reorganization, spin-off, split-off or split-up by the issuer of stock or securities held in the Trust, the Trustee at the direction of the Depositor may retain such stock or securities in the Trust. Neither the Depositor nor the Trustee shall be liable to any person for any action or failure to take action with respect to this section.

            Section 3.14. Deferred Sales Charge. If the Prospectus for a Trust specifies a Deferred Sales Charge, the Trustee shall, on the dates specified in and as permitted by the Prospectus, withdraw from the Income Account if such account is designated in the Prospectus as the source of the payments of the Deferred Sales Charge, or to the extent funds are not available in that account or if such account is not so designated, from the Principal Account, an amount per Unit specified in the Prospectus and credit such amount to a special, non-Trust account maintained at the Trustee out of which the Deferred Sales Charge will be distributed to the Depositor. If the Income Account is not designated as the source of the Deferred Sales Charge payment or if the balances in the Income and Principal Accounts are insufficient to make any such withdrawal, the Trustee, shall, as directed by the Depositor, either advance funds in an amount equal to the proposed withdrawal and be entitled to reimbursement of such advance upon the deposit of additional monies in the Income Account or the Principal Account, sell Securities and credit the proceeds thereof to such special Depositor's account or credit Securities in kind to such special Depositor's Account. Such directions shall identify the Securities, if any, to be sold or distributed in kind and shall contain, if the Trustee is directed by the Depositor to sell a Security, instructions as to execution of such sales. If a Unit Holder redeems Units prior to full payment of the Deferred Sales Charge, the Trustee shall, if so provided in the Prospectus, on the Redemption Date, withhold from the Redemption Price payment to such Unit Holder an amount equal to the unpaid portion of the Deferred Sales Charge as such amount is certified by the Depositor to the Trustee prior to the Redemption Date, upon which certification the Trustee shall be entitled to rely, and distribute such amount to such special Depositor's account or, if the Depositor shall purchase such Unit pursuant to the terms of Section 5.02 hereof, the Depositor shall pay the Redemption Price for such Unit less the unpaid portion of the Deferred Sales Charge. The Depositor may at any time instruct the Trustee to distribute to the Depositor cash or Securities previously credited to the special Depositor's account.

                                   ARTICLE IV

                            EVALUATION OF SECURITIES

            Section 4.01. Evaluation of Securities: The Trustee shall determine separately and promptly furnish to the Depositor upon request the value of each issue of the Securities in the Trust (determined as set forth below) as of the Evaluation Time on each of the days on which the Trustee shall make the Trust Evaluation required by Section 5.01. In making the evaluations the Trustee shall determine the value of each issue of the Securities in the Trust by the following methods: If the Securities are listed on one or more national securities exchanges, such valuation shall be based on the closing price on such exchange which is the principal market thereof, deemed to be the New York Stock Exchange if the Securities are listed thereon (unless the Trustee deems such price inappropriate as a basis for valuation). If the Securities are not so listed, or, if so listed and the principal market therefor is other than such exchange or there is no closing price on such exchange, such valuation shall be based on the closing price in the over-the-counter market (unless the Trustee deems such price inappropriate as a basis for valuation) or if there is no such closing price, by any of the following methods which the Trustee deems appropriate: (i) on the basis of current bid prices of such Securities as obtained from investment dealers or brokers (including the Depositor) who customarily deal in securities comparable to those held by the Trust, or (ii) if bid prices are not available for any of such Securities, on the ba-sis of bid prices for comparable securities, or (iii) by appraisal of the value of the Securities on the bid side of the market or by such other appraisal as is deemed appropriate, or (iv) by any combination of the above. The Trustee shall also make an evaluation of the Securities deposited in the Trust as of the time said Securities are deposited under this Indenture. Such evaluation shall be made on the same basis as set forth above. The Trustee's determination of the closing prices of the Securities on the date of deposit shall be included in the Schedules attached to the Reference Trust Agreement.

            Section 4.02. Tax Reports: For the purpose of permitting Unit Holders to satisfy any reporting requirements of applicable Federal or State tax law, the Trustee shall transmit to any Unit Holder upon written request any determinations made by the Trustee pursuant to Section 4.01.

            Section 4.03. Liability of the Trustee: The Depositor and Unit Holders may rely on any evaluation furnished by the Trustee and shall have no responsibility for the accuracy thereof. The determinations made by the Trustee hereunder shall be made in good faith upon the basis of the best information available to it. The Trustee shall be under no liability to the Depositor or Unit Holders for errors in judgment, provided, however, that this provision shall not protect the Trustee against any liability to which it would otherwise be subject by reason of willful misfeasance, bad faith or negligence in the performance of its duties or by reason of its reckless disregard of its obligations and duties hereunder. The Trustee shall not be liable or responsible for depreciation or losses incurred by reason of the purchase, sale or retention of any Securities.

                                    ARTICLE V

                          TRUST EVALUATION, REDEMPTION,
                                TRANSFER OF UNITS

            Section 5.01. Trust Evaluation: The Trustee shall make an evaluation of the Trust as of the Evaluation Time (i) on the last Business Day of each of the months of June and December, (ii) on the day on which any Unit of the Trust is tendered for redemption (unless tender is made after the Evaluation Time on such day, in which case tender shall be deemed to have been made on the next day subsequent thereto on which the New York Stock Exchange is open for trading), and

(iii) on any other day desired by the Trustee or requested by the Depositor. Such evaluations shall take into account and itemize separately (a)(1) the cash on hand in the Trust (other than monies on deposit in the Reserve Account, funds deposited on the date hereof by the Depositor for the purchase of Securities and not theretofore credited to the Principal Account pursuant to Section 3.03 and funds in the Principal Account with respect to which contracts for the purchase of the Replacement Securities have been entered into pursuant to Section 3.07 hereof), including dividends receivable on stocks trading ex dividend, (a)(2) the value of each issue of the Securities in the Trust as determined by the Trustee pursuant to Section 4.01, and (a)(3) all other assets of the Trust. For each such evaluation there shall be deducted from the sum of the above (b)(1) amounts representing any applicable taxes or other governmental charges payable out of the Trust and for which no deductions shall have previously been made for the purpose of addition to the Reserve Account, (b)(2) amounts representing accrued fees of the Trustee and expenses of the Trust including but not limited to unpaid fees of the Trustee and expenses of the Trust (including legal and auditing expenses), accrued fees and expenses of the Depositor and its respective successors, if any, and (b)(3) cash held for distribution to Unit Holders of record as of a date on or prior to the evaluation then being made. The value of the pro rata share of each Unit of the Trust determined on the basis of any such evaluation shall be referred to herein as the "Unit Value."

            The sum of (a)(1) and (a)(3) reduced by the sum of (b)(1) and (b)(2) and (b)(3) shall be referred to herein as the "Unit Cash Value."

            The Trustee shall promptly advise the Depositor of each determination of Unit Value made by it as above provided, and, in addition, upon each evaluation by the Trustee under Section 4.01 other than those involved in such calculations of Unit Value, the Trustee shall promptly furnish to the Depositor, for purposes of assisting it in maintaining a market in the Units, with such information regarding the Principal, Income and Reserve Accounts as the Depositor may reasonably request.

            Section 5.02. Redemptions by Trustee; Purchases by Depositor: On any Business Day on which any Unit or Units are tendered for redemption (the "Tender Day") by a Unit Holder or his duly authorized attorney to the Trustee at its corporate trust office in the City of New York, such Units shall be redeemed by the Trustee on that Tender Day. Units in uncertifi-cated form shall be tendered by means of an appropriate request for redemption in form approved by the Trustee. Unit Holders must sign exactly as their name appears on the register with the signature guaranteed by an officer of a national bank or trust company, or by a member firm of either the New York, Midwest, or Pacific Coast Stock Exchanges, or in such other manner as may be acceptable to the Trustee. The Trustee may also require additional documents such as, but not limited to, trust instruments, certificates of death, appointments as executor or administrator or certificates of corporate authority. Subject to payment by such Unit Holder of any tax or other governmental charges which may be imposed thereon, such redemption is to be made by distribution to the Distribution Agent on behalf of the redeeming Unit Holder on the Tender Day and subsequent distribution to such Unit Holder by the Distribution Agent no later than the next Business Day following the Tender Day (such next Business Day being hereinafter the "Redemption Date") of (i) the Unit Holder's pro rata portion as of the Tender Day of the Securities in the Trust, in whole shares, as designated by the Sponsor and (ii) cash equal to the Unit Cash Value multiplied by the number of Units being redeemed (herein called the "Redemption Distribution"). In addition, the Trustee shall distribute to the Distribution Agent no later than the seventh calendar day after the Tender Day (or if such is not a Business Day, then the first Business Day prior thereto), for distribution to a redeeming Unit Holder on such day, cash equal to the value of any fractional shares included in such Unit Holder's pro rata portion of the Securities as of the Tender Day.

            The Depositor shall maintain with the Trustee a current list of Securities held in the Trust designated to be sold for the purpose of satisfying amounts for the payment of cash equivalent to the value of fractional shares; provided that if the Depositor shall for any reason fail to maintain such a list, the Trustee, in its sole discretion, may designate a current list of Securities for such purposes. The net proceeds of any sales of Securities from such list shall be credited to the Principal Account of the Trust and paid therefrom, to the extent necessary in accordance with this Section and otherwise distributed pursuant to this Indenture. The Trustee shall not be liable or responsible in any way for depreciation or loss incurred by reason of any sale or sales made in accordance with this Section 5.02.

            The portion of the Redemption Distribution which represents the Unit Holder's interest in the Income Account shall be withdrawn from the Income Account to the extent available. The balance paid on any redemption, including dividends receiv-able on stocks trading ex dividend, if any, shall be withdrawn from the Principal Account to the extent that funds are available for such purpose. If such available balance shall be insufficient, the Trustee shall advance funds sufficient to pay such amount to the Unit Holder and shall be entitled to reimbursement of such advance upon the deposit of additional monies in the Income Account or Principal Account, whichever happens first. Should any amounts so advanced with respect to declared but unreceived dividends prove uncollectable because of default in payment of such dividends, the Trustee shall have the right immediately to liquidate Securities in amount sufficient to reimburse itself for such advances, without interest. In the event that funds are withdrawn from the Principal Account for payment of any portion of the Redemption Distribution representing dividends receivable on stocks trading ex dividend, the Principal Account shall be reimbursed when sufficient funds are next available in the Income Account for such funds so applied.

            Unit Holders requesting a cash distribution shall receive such distribution in accordance with Section 1.01(b) of the Distribution Agency Agreement.

            The Trustee may in its discretion, and shall when so directed by the Depositor, suspend the right of redemption or postpone the date of payment of the Redemption Distribution for more than seven calendar days following the day on which tender for redemption is made (1) for any period during which the New York Stock Exchange is closed other than customary weekend and holiday closings or during which trading on the New York Stock Exchange is restricted; (2) for any period during which an emergency exists as a result of which disposal by the Trust of the Securities is not reasonably practicable or it is not reasonably practicable fairly to determine in accordance herewith the value of the Securities; or (3) for such other period as the Securities and Exchange Commission may by order permit. The Trustee shall not be liable to any person or in any way for any loss or damage which may result from any such suspension or postponement.

            Not later than the close of business on the day any Unit is tendered for redemption by a Unit Holder other than the Depositor, the Trustee shall notify the Depositor of such tender. The Depositor shall have the right to purchase such Unit by notifying the Trustee of its election to make such purchase no later than the close of business on the Tender Day. Such purchase shall be made by payment for such Unit by the Depositor to the Unit Holder not later than the close of business on the Redemption Date of an amount not less than the Redemption

Distribution which would otherwise be payable by the Trustee to such Unit
Holder.

            Any Unit so purchased by the Depositor may at the option of the Depositor be tendered to the Trustee for redemption at the corporate trust office of the Trustee in the manner provided in the first paragraph of this
Section 5.02.

            The Trustee shall not be liable or responsible in any way for depreciation or loss incurred by reason of any sale or redemption of Securities made pursuant to this Section 5.02.

            Section 5.03. Redemption Upon Termination: Should the Trust terminate on the Termination Date specified in the Reference Trust Agreement (the "Termination Date"), Securities will be distributed to the Distribution Agent as agent for the Unit Holders as provided in Section 9.03(b)(i). A Unit Holder may notify the Distribution Agent in writing at least 3 days prior to the Evaluation Time on the Termination Date as to whether such Unit Holder desires:
1) to receive his pro rata share of the Securities in-kind; 2) to receive the cash proceeds from the sale of his pro rata share of underlying Securities; or
3) to participate in the reinvestment program by investing his interest in the Trust including the proceeds from the sale of his pro rata share of underlying securities in units of a new trust. Unit Holders who do not notify the Distribution Agent of their election will receive cash from the sale of their pro rata share of underlying securities (Option 2). Unit Holders who elect Options 2 or 3 will have their securities sold and distributed or invested pursuant to Section 1.02(b) of the Distribution Agency Agreement. Unit Holders may elect to roll over Securities on a roll over date or Termination Date pursuant to Section 1.02(c) of the Distribution Agency Agreement.

            A Unit Holder choosing in-kind distribution will receive such distribution on the first business day following the Termination Date subject to payment by such Unit Holder of any tax or governmental charges which may be imposed thereon. This distribution shall consist of such Unit Holder's pro rata portion of each of the Securities in whole shares based on the number of Units owned as of the Termination Date plus the Unit Holder's pro rata share of the balances in the Income and Principal Accounts distributed to the Distribution Agent as provided in Section 9.03 hereof (herein called the "Termination Distribution"). In addition, the Distribution Agent shall distribute no later than the seventh calendar day after the Termination Date (or if such is not a Business Day, then the first

Business Day prior thereto), cash equal to the value of any fractional shares included in such Unit Holder's pro rata portion of the Securities as of the Termination Date.

            The Depositor shall provide the Distribution Agent with a list of Securities held in the Trust designated to be sold for the purpose of satisfying amounts for the payment of cash equal to the value of fractional shares; provided that if the Depositor shall for any reason fail to provide such a list, the Distribution Agent, in its sole discretion, may designate a list of Securities for such purposes. The excess proceeds of any sales of Securities from such list shall be credited to the cash account to be distributed pro rata at the time of the settlement of the last sale pursuant to Section 1.02(b) of the Distribution Agency Agreement.

            Notwithstanding the option to reinvest the proceeds in the next National Equity Trust series to be offered after the Termination Date (the "New Series"), the Depositor may, in its sole discretion at any time, decide not to offer any Series of the Trust in the future. If the Depositor so decides, the Depositor shall notify the Trustee of that decision, and the Trustee shall notify Unit Holders before the Termination Date. Moreover, the Trustee may in its discretion, and shall when so directed by the Depositor in writing, postpone the Termination Date (1) for any period during which the New York Stock Exchange is closed other than customary weekend and holiday closings; (2) for any period during which (as determined by the Securities and Exchange Commission by rule, regulation or order) (i) trading on the New York Stock Exchange is restricted or
(ii) an emergency exists as a result of which disposal by the Trust of the Securities is not reasonably practicable or it is not reasonably practicable fairly to determine in accordance herewith the value of the Securities for the purposes of any Trust Evaluation; or (3) for such other periods as the Securities and Exchange Commission may by order permit.

            Section 5.04. Transfer of Units: Units may be transferred by the registered Unit Holder thereof by presentation of transfer instructions, at the principal office of the Trustee accompanied by such documents executed by the registered Unit Holder or his authorized attorney as the Trustee deems necessary to evidence the authority of the person making such transfer. The Trustee may deem and treat the person in whose name any Unit shall be registered upon the books of the Trustee as the owner of such Unit for all purposes hereunder and the Trustee shall not be affected by any notice to the contrary. The transfer books maintained by the Trustee for the purposes of this Section 5.04 shall be closed in connection with the termination of the Trust pursuant to Section 9.03 hereof.

            A sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any such transfer shall be paid to the Trustee. A Unit Holder may be required to pay $2 (or such other amount as may be specified by the Trustee and approved by the Depositor) on any such transfer.

            The Trustee may also adopt other reasonable rules and regulations for the transfer, tender and redemption of Units.

                                   ARTICLE VI

            TRUSTEE Section 6.01. General Definition of Trustee's Liabilities, Rights and Duties: In addition to and notwithstanding the other duties, rights, privileges and liabilities of the Trustee as otherwise set forth, the liabilities of the Trustee are further defined as follows:

            (a) all monies deposited with or received by the Trustee hereunder shall be held by it without interest in trust as part of the Trust until required to be disbursed in accordance with the provisions of this Indenture and such monies will be segregated by separate recordation on the trust ledger of the Trustee so long as such practice preserves a valid preference under applicable law, or if such preference is not so preserved the Trustee shall handle such monies in such other manner as shall constitute the segregation and holding thereof in trust within the meaning of the Investment Company Act of 1940;

            (b) the Trustee shall be under no liability for any action taken in good faith on any appraisal, paper, order, list, demand, request, consent, affidavit, notice, opinion, direction, evaluation, endorsement, assignment, resolution, draft or other document whether or not of the same kind prima facie properly executed, or for the disposition of monies, Securities or Units pursuant to this Indenture, or in respect of any evaluation which it is required to make or is required or permitted to have made by others under this Indenture or otherwise, except by reason of its own wilful misfeasance, bad faith or negligence in the performance of its duties or by reason of its reckless disregard of its obligations and duties hereunder. The parties hereto may construe any of the provisions of this Indenture, insofar as the same may appear to be ambiguous or inconsistent with any other provisions hereof which construction shall be binding upon the Unit Holders and the parties hereto. The Trustee shall be under no liability for any construction of any such provisions hereof;

            (c) the Trustee shall not be responsible for or in respect of the recitals herein, the validity or sufficiency of this Indenture or for the due execution hereof by the Depositor or for the form, character, genuineness, sufficiency, value or validity of any Securities, or for or in respect of the validity or sufficiency of the Certificates of the due execution thereof by the Depositor, and the Trustee shall in no event assume or incur any liability, duty or obligation to any Unit Holder or the Depositor other than as expressly provided for herein. The Trustee shall not be responsible for or in respect of the validity of any signatures by or on behalf of the Depositor;

            (d) the Trustee shall be under no obligation to appear in, prosecute or defend any action which in its opinion may involve it in expense or liability, unless as often as required by the Trustee, it shall be furnished with reasonable security and indemnity against such expense or liability, and any pecuniary cost to the Trustee from such action shall be deductible from and a charge against the Income and Principal Accounts of the Trust. Subject to the foregoing, the Trustee shall in its discretion undertake such action as it may deem necessary at any and all times to protect the Trust and the rights and interest of the Unit Holders pursuant to the terms of this Indenture, provided, however, that the expenses and costs of such actions, undertakings or proceedings shall be reimbursable to the Trustee from the Income and Principal Accounts, and the payment of such costs and expenses shall be secured by a lien on the Trust prior to the interests of the Unit Holders;

            (e) the Trustee may employ agents, attorneys, accountants and auditors and shall not be answerable for the default or misconduct of any such agents, attorneys, accountants or auditors if such agents, attorneys, accountants or auditors shall have been selected with reasonable care; provided, however, that if the Trustee chooses to employ the Depository Trust Company in connection with the storage and handling of, and the furnishing of administrative services in connection with the Securities, the Trustee will be answerable for any default or misconduct of the Depository Trust Company and its employees and agents as fully and to the same extent as if such default or misconduct had been committed or occasioned by the Trustee. The Trustee shall be fully protected in respect of any action under this Indenture taken, or suffered, in good faith by the Trustee, in accordance with the opinion of its counsel. The accounts of the Trust shall be audited not less frequently than annually by independent certified public accountants designated from time to time by the Depositor, and the reports of such accountants shall be furnished by the Trustee to Unit Holders upon request. The fees and expenses charged by such agents, attorneys, accountants or auditors shall constitute an expense of the Trust reimbursable from the Interest and Principal Accounts as set forth in Section 6.04 hereof;

            (f) if the Depositor shall resign pursuant to Section 8.04 hereof or shall fail to undertake or perform any of the duties which by the terms of this Indenture are required by it to be undertaken or performed or if the Depositor shall be dissolved or become incapable of acting or shall be adjudged a bankrupt or insolvent, or a receiver of the property of the Depositor shall be appointed or any public officer shall take charge or control of the Depositor or its property or affairs for the purpose of rehabilitation, conservation or liquidation, then in any such case, the Trustee may: (1) appoint a successor depositor meeting the qualifications set forth in Section 8.03 who shall act hereunder in all respects in place of the Depositor which successor shall be satisfactory to the Trustee, and which may be compensated at rates deemed by the Trustee to be reasonable under the circumstances, by deduction from the Income Account of the Trust or, to the extent funds are not available in such Account, from the Principal Account of the Trust but no such deduction shall be made exceeding such reasonable amount as the Securities and Exchange Commission may prescribe in accordance with Section 26(a)(2)(C) of the Investment Company Act of 1940, or (2) terminate this Indenture and the trust created hereby and liquidate the Trust in the manner provided in Section 9.03 or
      (3) act as Depositor itself without terminating the Trust;

            (g) if the value of the Trust as shown by any Trust Evaluation shall be less than 40% of the value of the Securities in the Trust determined as of the date on which the most recent deposit of Securities occurred, the Trustee may in its discretion, and shall if so directed by the Depositor, terminate this Indenture and the trust created hereby and liquidate the Trust all in the manner provided in Section 9.03;

            (h) the Trustee is authorized and empowered, at the request and direction of the Depositor, to execute and file on behalf of the Trust any and all documents, in connection with consents to service of process, required to be filed under the securities laws of the various States in order to permit the sale of Units of the Trust in such States by the Depositor;

            (i) in no event shall the Trustee be liable for any taxes or other governmental charges imposed upon or in respect of the Securities or upon the dividends thereon or upon it as Trustee hereunder or upon or in respect of the Trust which it may be required to pay under any present or future law of the United States of America or of any other taxing authority having jurisdiction in the premises. For all such taxes and charges and for any expenses, including counsel fees, which the Trustee may sustain or incur with respect to such taxes or charges, the Trustee shall be reimbursed and indemnified out of the Reserve Account and/or the Income and Principal Accounts of the Trust, and the payment of such amounts so paid by the Trustee shall be secured by a lien on the Trust prior to the interests of the Unit Holders.

            The Depositor shall, upon request by the Trustee, provide the Trustee with a current list of Securities designated to be sold for the purpose of payment of expenses hereunder, provided that if the Depositor shall for any reason fail to provide such a list, the Trustee, in its sole discretion, may designate a current list of Securities for such purposes. The net proceeds of any such sales of Securities from such list representing principal shall be credited to the Principal Account.

            (j) the trustee except by reason of its own negligence, bad faith or wilful misconduct shall not be liable for any action taken, omitted or suffered to be taken by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Indenture;

            (k) so long as shall be required by Section 26(a)(2)(C) of the Investment Company Act of 1940, no payment to the Depositor or to any principal underwriter (as defined in such Act) for the Trust or to any affiliated person (as so defined) or agent of the Depositor or such underwriter shall be allowed the Trustee as an expense except for payment not in excess of such reasonable amounts as compensation for performing bookkeeping and other administrative services of a character normally performed by the Trustee itself;

            (l) the Trustee in its individual or any other capacity may become an owner or pledgee of, or be an underwriter or dealer in respect of, common stock and other securities issued by the same issuer (or an affiliate of such issuer) of any of the Securities at any time held as part of the Trust and may deal with such common stock or other securities in any manner with the same rights and powers as if it were not the Trustee hereunder; and

            (m) the Trust may include a letter or letters of credit for the purchase of Securities or Contract Securities issued by the Trustee in its individual capacity for the account of the Depositor and the Trustee may otherwise deal with the Depositor and the Trust with the same rights and powers as if it were not the Trustee hereunder.

            Section 6.02. Books, Records and Reports: The Trustee shall keep proper books of record and account of all the transactions under this Indenture and keep a register described in Section 2.06 at its unit investment trust office, and such books, records and register shall be open to inspection by any Unit Holder at all reasonable times during the usual business hours.

            The Trustee shall make such annual or other reports as may from time to time be required under any applicable state or federal statute or rule or regulation thereunder and such other tax and cost basis reports requested by the Depositor and the Trustee shall, upon the request of a Unit Holder, provide such Unit Holder and such Unit Holder's designated representative with the cost basis of the Securities backing the Unit Holder's Units and a calculation of the gain or loss on such Securities in the case of Unit Holders of record on the Termination Date.

            Section 6.03. Indenture and List of Securities on File: The Trustee shall keep a certified copy or duplicate original of this Indenture (including the Reference Trust Agreement) on file at its unit investment trust office available for inspection at all reasonable times during the usual business hours by any Unit Holder, together with a current list of the Securities.

            Section 6.04. Compensation of Trustee: For services performed under this Indenture the Trustee shall be paid an annual fee in an amount set forth in
Part II of the Reference Trust Agreement. Such compensation shall be payable quarterly in an amount equal to one-fourth of the estimated annual compensation of the Trustee and shall be computed on the basis of the greatest amount of Units in the Trust at any time during the period with respect to which such compensation is being computed. The Trustee may from time to time adjust its compensation as set forth above; provided, however, that total adjustment upward does not, at the time of such adjustment, exceed the percentage of the total increase, after the date hereof, in consumer prices for services as measured by the United States Department of Labor Consumer Price Index entitled "All Services Less Rent" or, if such Index is no longer published, in a similar index as determined by the Trustee and Depositor. Further provided, however, that the right of the Trustee to increase its fees shall not be cumulative and, if not exercised by the Trustee for any calendar year, shall be deemed waived for such calendar year. No exercise of its right to such increase shall be effective unless made by the Trustee by means of notification to the Depositor within 60 days following the publication of the annual consumer price information referred to above. The consent or concurrence of any Unit Holder shall not be required for any such adjustment or increase. Such compensation shall be deemed to provide only for the usual normal and proper functions undertaken as Trustee pursuant to this Indenture and, in addition, the Trustee may charge, to the extent then lawful, the Income and Principal Accounts of the Trust for any and all expenses including legal, auditing and printing expenses of maintaining registration or qualification of the Units and/or the Trust under Federal or state securities laws subsequent to initial registration so long as the Depositor is maintaining a market for the Units and including the fees of counsel which may be retained by the Trustee in connection with its activities hereunder, and disbursements incurred hereunder and additional compensation for any extraordinary services performed by the Trustee hereunder. In addition to the foregoing compensation, as part of the Trustee's compensation for ordinary services performed under this

Indenture, the Trustee shall be entitled to the benefits to the Trustee that may result from reasonable cash balances in the Income Account and the Principal Account. The Trustee shall be indemnified and held harmless against any loss or liability accruing to it without negligence, bad faith or wilful misconduct on its part, arising out of or in connection with the acceptance or administration of this Trust, including the costs and expenses (including counsel fees) of defending itself against any claim of liability in the premises and including any loss, liability or expense incurred in acting pursuant to directions to the Trustee given by the Depositor from time to time in accordance with the provisions of this Indenture or in undertaking actions from time to time which the Trustee deems necessary in its discretion to protect the Trust and the rights and interests of Unit Holders pursuant to the provisions of this Indenture. If the cash balances in the Income and Principal Accounts shall be insufficient to provide for amounts payable pursuant to this Section 6.04 the Trustee shall have the power to sell (i) Securities from the current list of Securities designated to be sold pursuant to Section 5.02 hereof, or (ii) if no such Securities have been so designated, such Securities as the Trustee may see fit to sell in its own discretion, and to apply the proceeds of any such sale in payment of the amounts payable pursuant to this Section 6.04. The Trustee shall promptly notify the Depositor of such action in writing and shall set forth therein the Securities sold and the proceeds received therefrom. The Trustee shall not be liable or responsible in any way for depreciation or loss incurred by reason of any sale of Securities made pursuant to this Section 6.04. Any monies payable to the Trustee pursuant to this Section shall be secured by lien on the Trust prior to the interests of the Unit Holders.

            Section 6.05. Removal and Resignation of Trustee; Successor: The following provisions shall provide for the removal and resignation of the Trustee and the appointment of any successor trustee:

            (a) the Trustee or any trustee or trustees hereafter appointed may resign and be discharged of the trusts created by this Indenture, by executing an instrument in writing resigning as Trustee of the Trust and filing the same with the Depositor and mailing a copy of a notice of resignation to all Unit Holders then of record, not less than sixty days before the date specified in such instrument when, subject to Section 6.05(e), such resignation is to take effect. Upon receiving such notice of resignation, the Depositor shall promptly appoint a successor trustee as hereinafter provided, by written instrument, in duplicate, one copy of which shall be delivered to the resigning Trustee and one copy to the successor trustee. If at any time the Trustee shall become incapable of acting, or shall have an order of relief entered with respect to it, or a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purposes of rehabilitation, conservation or liquidation, or, upon the determination of the Depositor to remove the Trustee for any reason, either with or without cause, including but not limited to a determination by the Depositor that the Trustee has materially failed to perform its duties under this Indenture and the interest of Unit Holders has been substantially impaired as a result then in any such case the Depositor may remove the Trustee and appoint a successor trustee by written instrument, in duplicate, one copy of which shall be delivered to the Trustee so removed and one copy to the successor trustee; provided that a notice of such removal and appointment of a successor trustee shall be mailed by the Depositor to each Unit Holder then of record;

            (b) any successor trustee appointed hereunder shall execute, acknowledge and deliver to the Depositor and to the retiring Trustee an instrument accepting such appointment hereunder, and such successor trustee without any further act, deed or conveyance shall become vested with all the rights, powers, duties and obligations of its predecessor hereunder with the like effect as if originally named Trustee herein and shall be bound by all the terms and conditions of this Indenture. Upon the request of such successor trustee, the retiring Trustee shall, upon payment of any amounts due the retiring Trustee, or provision therefor to the satisfaction of such retiring Trustee, execute and deliver an instrument acknowledged by it transferring to such successor trustee all the rights and powers of the retiring Trustee; and the retiring Trustee shall transfer, deliver and pay over to the successor trustee all Securities and monies at the time held by it hereunder, together with all necessary instruments of transfer and assignment or other documents properly executed necessary to effect such transfer and such of the records or copies thereof maintained by the retiring Trustee in the administration hereof as may be requested by the successor trustee, and shall thereupon be discharged from all duties and responsibilities under this Indenture. The retiring Trustee shall, nevertheless, retain a lien upon all Securities and monies at the time held by it hereunder to secure any amounts then due the retiring Trustee;

            (c) in case at any time the Trustee shall resign and no successor trustee shall have been appointed or, if appointed, shall not have accepted appointment within thirty days after notice of resignation has been received by the Depositor, the retiring Trustee may forthwith apply to a court of competent jurisdiction for the appointment of a successor trustee. Such court may thereupon, after such notice, if any, as it may deem proper and prescribe, appoint a successor trustee;

            (d) any corporation into which any Trustee hereunder may be merged or with which it may be consolidated, or any corporation resulting from any merger or consolidation to which any Trustee hereunder shall be a party, or any corporation succeeding to all or substantially all of the business of the Trustee shall be the successor trustee under this Indenture without the execution or filing of any paper, instrument or further act to be done on the part of the parties hereto; anything herein or in any agreement relating to such merger or consolidation, by which any such trustee may seek to retain certain powers, rights and privileges theretofore obtaining for any period of time following such merger or consolidation, to the contrary notwithstanding; and

            (e) any resignation or removal of the Trustee and appointment of a successor trustee pursuant to this Section shall become effective only upon acceptance of appointment by the successor trustee as provided in subsection (b) hereof.

            Section 6.06. Qualification of Trustee: The Trustee shall be a corporation organized and doing business under the laws of the United States or any state thereof which is authorized under such laws to exercise corporate trust powers and having at all times an aggregate capital, surplus, and undivided profits of not less than $5,O0O,000.

            Section 6.07. Trustee's Response to Inquiries: The Trustee shall deliver to the Depositor a copy of any written response to any non-routine question or request at least one day before sending the response.

            Section 6.08. Waiver of Liens: No lien, encumbrance or priority in favor of the Trustee against the assets of the Trust will affect such assets or their proceeds after such assets or proceeds have been distributed or paid to Unit Holders or to the Distribution Agent on their behalf pursuant to the terms of the Indenture and upon any such distribution any lien, encumbrance or priority previously attaching to such assets or their proceeds shall without any further action on the part of the Trustee be automatically thereupon released and relinquished by the Trustee.

                                   ARTICLE VII

                             RIGHTS OF UNIT HOLDERS

            Section 7.01. Beneficiaries of Trust: By the purchase and acceptance or other lawful delivery and acceptance of a Unit of the Trust the Unit Holder shall be deemed to be a beneficiary of such Trust and vested with all rights, title and interest in the Trust to the extent of the Unit or Units owned, subject to the terms and conditions of this Indenture.

            Section 7.02. Rights, Terms and Conditions: In addition to the other rights and powers set forth in the other provisions and conditions of this Indenture the Unit Holders shall have the following rights and powers and shall be subject to the following terms and conditions:

            (a) a Unit Holder may at any time on any Business Day redeem his Units in accordance with Section 5.02;

            (b) the death or incapacity of any Unit Holder shall not operate to terminate this Indenture or the Trust, nor entitle his legal representatives or heirs to claim an accounting or to take any action or proceeding in any court for a partition or winding up of the Trust, nor otherwise affect the rights, obligations and liabilities of the parties hereto or any of them. Each Unit Holder expressly waives any right he may have under any rule of law, or the provisions of any statute, or otherwise, to require the Trustee at any time to account, in any manner other than as expressly provided in this Indenture, in respect of the Securities or monies from time to time received, held and applied by the Trustee hereunder; and

            (c) no Unit Holder shall have any right to vote or in any manner otherwise control the operation and management of the Trust, or the obligations of the parties hereto, nor shall anything herein set forth be construed so as to constitute the Unit Holders from time to time as partners or members of any association; nor shall any Unit Holder ever be under any liability to any third persons by reason of any action taken by the parties to this Indenture, or any other cause whatsoever.

                                  ARTICLE VIII

                                    DEPOSITOR

            Section 8.01. Liabilities; Power of Attorney: The Depositor, or the Depositors if there be more than one, shall be severally liable in accordance herewith for the obligations imposed upon and undertaken by the Depositor hereunder, provided, however, that, without in any way affecting or diminishing such several liability, each Depositor of the Trust shall indemnify the other Depositors thereof and hold such other Depositors harmless from and against any and all costs, expenses and liabilities (including attorneys' fees) which such other Depositors may suffer or incur as a result of or by reason of any act or failure to act hereunder on the part of the indemnifying Depositor. At all times prior to the termination of the Trust and while the Depositors thereof shall continue to act jointly hereunder, there shall be maintained on file with the Trustee a power of attorney executed in favor of one Depositor by the other Depositors constituting and appointing the non-executing Depositor the true and lawful agent and attorney-in-fact of the executing Depositors to execute and deliver for and on behalf of the executing Depositors any and all notices, opinions, certificates, lists, demands, directions, instruments, or other documents provided or permitted to be executed or delivered by the Depositors hereunder in connection with the Trust or to take any other action in respect hereof. Such power of attorney shall continue in effect as to the executing Depositors until written notice of revocation thereof has been given by such executing Depositors to the Trustee. Prior to receipt of such notice of revocation the Trustee shall be entitled to rely conclusively upon such power of attorney as authorizing the non-executing Depositor to give any notice, opinion, certificate, list, demand, direction, instrument or other document provided for or permitted hereunder or to take any other action in respect hereof on behalf of the executing Depositors as to which such power of attorney is in effect.

            Section 8.02. Discharge: If there be more than one Depositor, the following provisions shall provide for the discharge of a Depositor and the liability of the Depositors in the event of the discharge of a Depositor:

            (a) in the event that any Depositor shall fail to undertake or perform any of the duties which by the terms of this Agreement are required by it to be undertaken or performed and such failure shall continue for 30 days after notice to the Depositors from the Trustee or if any Depositor shall become incapable of acting or shall have an order of relief entered with respect to it, or a receiver of the property of any Depositor shall be appointed or any public officer shall take charge or control of any Depositor or its property or affairs for the purpose of rehabilitation, conservation or liquidation, then such Depositor shall forthwith be and shall be deemed to be discharged forever as a Depositor hereunder and thereupon the remaining Depositors shall act hereunder without the necessity of any other or further action on its part or on the part of the Trustee;

            (b) in the event that the power of attorney referred to in Section
      8.01 shall be revoked by written notice given by an executing Depositor and it shall not be replaced within one business day by another power of attorney conforming with the requirements of said Section 8.01, the Depositors of the Trust shall be deemed to have been unable to reach agreement with respect to action to be taken jointly by them hereunder in connection with the Trust and thereupon the Depositor which has revoked the power of attorney executed by it shall be discharged hereunder upon the expiration of such one-day period and thereupon the other Depositors shall act thereunder without the necessity of any other or further action on their part or on the part of the Trustee; and

            (c) notwithstanding the discharge of a Depositor of the Trust in accordance with this Section 8.02, such Depositor shall continue to be fully liable in accordance with the provisions hereof in respect of action taken or refrained from under this Agreement by the Depositors before the date of such discharge or by the undischarged Depositors before or after the date of such discharge, as fully and to the same extent as if no discharge has occurred.

            Section 8.03. Successors: The covenants, provisions and agreements herein contained shall in every case be binding upon any successor or successors to any Depositor and shall be binding upon the General Partners of any Depositor which may be a partnership and upon the capital interest of the limited partners of any Depositor which may be a partnership. In the event of the death, resignation or withdrawal of any partner of any Depositor which may be a partnership, the partner so dying, resigning or withdrawing shall be relieved of all further liability hereunder if at the time of such death, resignation or withdrawal such Depositor maintains a net worth (determined in accordance with generally accepted accounting principles) of at least $1,000,000. In the event of an assignment by any Depositor to a successor corporation or partnership as permitted by the next following sentence, such Depositor and, if such Depositor is a partnership, its partners shall be relieved of all further liability under this Indenture. Any Depositor may transfer all or substantially all of its assets to a corporation or partnership which carries on the business of such Depositor, if at the time of such transfer such successor duly assumes all the obligations of such Depositor under this Indenture.

            Section 8.04. Resignation: If at any time any Depositor of the Trust shall desire to resign its position as such a Depositor hereunder and if at such time the other Depositors of the Trust each maintains a net worth (determined in accordance with generally accepted accounting principles) of at least $1,000,000 and is agreeable to such resignation, the Depositor desiring to resign may resign by delivering to the Trustee an instrument executed by such resigning Depositor and consented to by the remaining Depositors and upon such delivery, the resigning Depositor shall be discharged and shall no longer be liable in any manner hereunder except as to acts or omissions occurring prior to such delivery and the remaining Depositors shall thereupon perform all duties and be entitled to all rights under the Agreement; provided, however, that concurrently with or subsequent to such resignation the remaining Depositors and the Trustee may appoint a new Depositor to act with the remaining Depositors and to assume the duties of the resigning Depositor by an instrument executed by the remaining Depositors, the Trustee and the new Depositor or proceed as provided in Section 6.01(f). Such new Depositor shall not be under any liability hereunder for occurrences or omissions prior to the effective time of execution of such instrument.

            Section 8.05. Additional Depositors: The Depositor may at any time appoint one or more corporations or partnerships to act as new Depositor, in addition to those currently serving, by an instrument executed by such Depositor, the Trustee, and such corporations or partnerships; provided, however, that at the time of such execution each new Depositor maintains a net worth (determined in accordance with generally accepted accounting principles) of at least $1,000,000. Upon such execution, a new Depositor shall be deemed to be a depositor for all purposes under this Indenture, and the covenants, provisions and agreements herein contained shall in every case be binding upon such new Depositor and shall be binding upon the General Partner of any such new Depositor which may be a partnership and upon the capital interest of the limited partners of any such new Depositor which may be a partnership, but such new Depositor shall not be liable hereunder for occurrences or omissions prior to the effective time of execution of such instrument.

            Section 8.06. Exclusions from Liability: The following provisions provide for certain exclusions from the liability of the Depositor:

            (a) no Depositor shall be under any liability to any other Depositor, the Trust or the Unit Holders thereof, for any action taken or for refraining from the taking of any action in good faith pursuant to this Agreement, or for errors in judgment or liable or responsible in any way for depreciation or loss incurred by reason of the acquisition or sale of any Securities; provided, however, that this provision shall not protect the Depositor against any liability to which it would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence in the performance of its duties or by reason of its reckless disregard of its obligations and duties hereunder. The Depositor may rely in good faith on any paper, order, notice, list, affidavit, receipt, evaluation, opinion, endorsement, assignment, draft or any other document of any kind prima facie properly executed and submitted to them, or any of them, by any other Depositor, the Trustee, counsel to an issuer of a Security, or any other person. The Depositor shall in no event be deemed to have assumed or incurred any liability, duty, or obligation to any Unit Holder or the Trustee other than as expressly provided for herein;

            (b) the Depositor shall not be under any obligation to appear in, prosecute or defend any legal action which in its opinion may involve it in any expense or liability; provided, however, that the Depositor may in its discretion undertake any such action which it may deem necessary or desirable in respect of this Indenture and the rights and duties of the parties hereto and the interests of the Unit Holders hereunder; and

            (c) none of the provisions of this Indenture shall be deemed to protect or purport to protect the Depositor against any liability to the Trust or to the Unit Holders thereof or to each other (if there is more than one Depositor) to which the Depositor would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence in the performance of the duties of the Depositor, or by reason of the Depositor's reckless disregard of the obligations and duties of the Depositor under this Indenture.

            Section 8.07. Compensation: The Depositor shall receive at the times set forth in Section 3.05 as compensation for performing portfolio supervisory services, such amounts, and for such periods, as are specified in the Reference Trust Agreement. The computation of such compensation shall be made on the basis of the greatest number of Units in the Trust at any time during which such compensation is being computed. At no time, however, will the total amount received by the Depositor for services rendered to all series of the National Equity Trust in any calendar year exceed the aggregate cost to it of supplying such services in such year except to the extent permitted by law. Such rate may be increased from time to time, without the consent or approval of any Unit Holder or the Trustee, by amounts not exceeding the proportionate increase during the period from the date of such Reference Trust Agreement to the date of any such increase, in consumer prices as published either under the classification "All Services Less Rent" in the Consumer Price Index published by the United States Department of Labor or, if such Index is no longer published, a similar index.

                                   ARTICLE IX

                 ADDITIONAL COVENANTS; MISCELLANEOUS PROVISIONS

            Section 9.01. Amendments without the Consent of Unit Holders: This Indenture may be amended from time to time by the parties hereto or their respective successors, without the consent of any of the Unit Holders (a) to cure any ambiguity or to correct or supplement any provisions contained herein which may be defective or inconsistent with any other provisions contained herein; (b) to change any provision hereof as may be required by the Securities and Exchange Commission or any successor governmental agency exercising similar authority; or (c) to make such other provision in regard to matters or questions arising hereunder as shall not adversely affect the interest of the Unit Holders; provided, that the Indenture may also be amended from time to time by the parties hereto (or the performance of any of the provisions of this Indenture may be waived) with the consent of Unit Holders evidencing 51% of the Units at the time outstanding under the Indenture for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or of modifying in any manner the rights of the Unit Holders; provided, further, however, that this Indenture (including any Reference Trust Agreement) may not be amended (nor may any provision thereof be waived) so as to (1) increase the number of Units issuable in respect of the Trust above the aggregate number specified in Part II of the Reference Trust Agreement or such lesser amount as may be outstanding at any time during the term of this Indenture, except as the result of the deposit of Additional Securities, as herein provided, or as otherwise provided herein, or reduce the relative interest in the Trust of any Unit Holder without his consent, (2) permit the deposit or acquisition hereunder of securities or other property either in addition to or in substitution for any of the Securities except in the manner permitted by the Trust Indenture as in effect on the date of the first deposit of Securities under a particular Indenture or permit the Trustee to engage in business or investment activities not specifically authorized in this Indenture as originally executed or (3) adversely affect the characterization of the Trust as a grantor trust for federal income tax purposes.

            Section 9.02. Notice of Amendment: Promptly after the execution of any amendment the Trustee shall furnish written notification of the substance of such amendment to all Unit Holders then of record at their addresses appearing on the registration books of the Trustee.

            Section 9.03. Termination: This Indenture and the Trust created hereby shall terminate upon the redemption, sale or other disposition, as the case may be, of the last Security held in the Trust hereunder unless sooner terminated as hereinbefore specified and may be terminated at any time by the written consent of the Holders of Fifty One percent of the Units of the Trust then outstanding; provided, that in no event shall this Trust continue beyond the Termination Date as set forth in Part II of the Reference Trust Agreement. Written notice of any termination shall be given by the Trustee to each Unit Holder of record at his address appearing on the registration books of the Trustee.

            (a) Within a reasonable period of time after termination of the Trust the Trustee shall liquidate such Securities as it shall deem necessary for payment of Trust expenses and shall:

                  (i) deduct from the Income Account of the Trust or, to the extent that funds are not available in such account, from the Principal Account of the Trust and pay to itself individually an amount equal to the sum of (1) its accrued compensation for its ordinary recurring services in connection with the Trust, (2) any compensation due it for its extraordinary services and (3) any costs, expenses or indemnities in connection with the Trust as provided herein;

                  (ii) deduct from the Income Account or, to the extent that funds are not available in such Account, from the Principal Account and pay accrued and unpaid fees to the Depositor pursuant to Section 3.05;

                  (iii) deduct from the Income Account of the Trust or, to the extent that funds are not available in such Account, from the Principal Account of the Trust, any amounts which may be required to be deposited in the Reserve Account of the Trust to provide for payment of any applicable taxes or other governmental charges and any other amounts which may be required to meet expenses incurred under this Indenture in connection with the Trust;

            (b) (i) If the Trust shall terminate on the Termination Date provided in the Reference Trust Agreement, the Trustee shall distribute the remaining Securities in the Principal Account plus the cash balances in the Principal and Income Accounts to the Distribution Agent for distribution in accordance with the Distribution Agency Agreement.

            (ii) If the Trust shall terminate on a date other than the Termination Date, the Trustee shall fully liquidate the remaining Securities in the Principal Account and shall distribute to each Unit Holder such Unit Holder's pro rata in-terest in the balance of the Income Account and Principal Account of the Trust.

            The amounts to be so distributed to each Unit Holder shall be that pro rata share of the balance of the total Income and Principal Accounts of the Trust as shall be represented by the Units therein held by such Unit Holder.

            (c) Together with such distribution to each Unit Holder as provided for in (b) of this Section, the Trustee shall furnish to each such Unit Holder a final distribution statement as of the date of computation of the amount distributable to Unit Holders, setting forth the information in substantially the form and manner provided for in Section 3.06 hereof, except that, with respect to distribution made pursuant to such Paragraph b(i) of this Section, such statement shall show the Securities delivered to the Distribution Agent.

            (d) The Trustee shall distribute to each Unit Holder any dividends, which on the Termination Date were declared, but not received, net of any and all expenses not previously deducted, within a reasonable time of their receipt.

            The Trustee shall be under no liability with respect to monies held by it in the Income, Reserve and Principal Accounts upon termination except to hold the same in trust without interest until disposed of in accordance with the terms of this Indenture.

            Section 9.04. Construction: This Indenture is executed and delivered in the State of New York and all laws or rules of construction of such State shall govern the rights of the parties hereto and the Unit Holders and the interpretation of the provisions hereof. Headings and titles herein are for convenience only and should not influence such interpretation.

            Section 9.05. Written Notice: Any notice, demand, direction or instruction to be given to the Depositor hereunder shall be in writing and shall be duly given if mailed or delivered to the Depositor c/o Prudential Securities Incorporated at One Seaport Plaza, New York, New York 10292 or at such other address as shall be specified by the Depositor to the other parties hereto in writing. Any notice to be given to the Unit Holders shall be duly given if mailed or delivered to each Unit Holder at the address of such holder appearing on the registration books of the Trustee. Any notice, demand, direction or instruction to be given to the Trustee hereunder shall be in writing and shall be given if mailed or delivered to the Trus-tee at its office at 101 Barclay Street, New York, New York 10286, or such other address as shall reasonably be specified by the Trustee in writing to the other parties hereto.

            Section 9.06. Severability: If any one or more of the covenants, agreements, provisions or terms of this Indenture shall be held contrary to any express provision of law or contrary to policy of express law, though not expressly prohibited, or against public policy, or shall for any reason whatsoever be held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Indenture and shall in no way affect the validity or enforceability of the other provisions of this Indenture or the rights of the holders thereof.

            Section 9.07. Dissolution of Depositor Not To Terminate: The dissolution of one or all of the Depositors (if more than one) from or for any cause whatsoever shall not operate to terminate this Indenture insofar as the duties and obligations of the Trustee are concerned.

            Section 9.08. Name: Depositor reserves the right to use the name "National Equity Trust," with a distinguishing series number or name, without the consent of the Trustee.

            IN WITNESS WHEREOF, Prudential Securities Incorporated has caused this Trust Indenture and Agreement to be executed by one of its authorized officers and its corporate seal to be hereto affixed and attested by its Secretary or Assistant Secretary and The Bank of New York has caused this Trust Indenture and Agreement to be executed by one of its Vice Presidents or Assistant Vice Presidents and its corporate seal to be hereto affixed and attested by one of its Assistant Secretaries all as of the day, month and year first above written.

                              PRUDENTIAL SECURITIES INCORPORATED,
                              Depositor


                              By: /s/ Kenneth Swankie
                                 -------------------------------------
                                  Senior Vice President
                                  Manager - Unit Investment Trust Department


(SEAL)


ATTEST:


By: /s/ Kathleen Maguire
   ----------------
    Assistant Secretary

                              BANK OF NEW YORK,
                              Trustee


                              By: /s/ Thomas Centrone
                                 -----------------------------
                                  Vice President


(SEAL)


ATTEST:


By: /s/ Brian Arrons
   --------------
    Assistant Vice President


STATE OF NEW YORK        )
                         : ss.:
COUNTY OF NEW YORK       )


            I, Rudolf Retmann, a Notary Public in and for the said County in the State aforesaid, do hereby certify that Thomas Centrone and Brian Arrons personally known to me to be the same persons whose names are subscribed to the foregoing instrument and personally known to me to be a Vice President and Assistant Vice President, respectively, of Bank of New York, a corporation, appeared before me this day in person, and acknowledged that they signed, sealed with the corporate seal of Bank of New York, and delivered the said instrument as their free and voluntary act as such Vice President and Assistant Vice President, respectively, and as the free and voluntary act of said Bank of New York for the uses and purposes therein set forth.

            GIVEN, under my hand and notarial seal this 2nd day of February, 2000.


                                               /s/ Rudolf Retmann
                                              ---------------------
                                                   Notary Public

(SEAL)

                          DISTRIBUTION AGENCY AGREEMENT

            This Distribution Agency Agreement ("Agreement") dated as of February 2, 2000, among Prudential Securities Incorporated, as the Depositor (the "Depositor") , The Bank of New York, as Trustee (the "Trustee") pursuant to the Trust Indenture and Agreement dated February , 2000 (the "Indenture"), relating to National Equity Trust and The Bank of New York, as Distribution Agent (the "Agent"), sets forth procedures for the distribution of proceeds of redemptions of Units from the Trust to the Unit Holders. This Agreement shall apply to each series of National Equity Trust for which the Depositor and the Trustee, or their respective successors and assigns, are acting as Depositor and Trustee (each, a "Trust"). All capitalized terms used but not defined herein that are defined in the Indenture are used herein as defined therein.

                                WITNESSETH THAT:

            In consideration of the premises and of the mutual agreements herein contained, the Depositor, the Trustee and the Agent agree as follows:

                                    ARTICLE I

                     DISTRIBUTIONS BETWEEN TRUSTEE AND AGENT

            SECTION 1.01. Redemption of Units.

            (a) In Kind Redemption: Units tendered as set forth in Section 5.02 of the Indenture for redemption shall be redeemed on the Tender Day. Subject to payment by a tendering Unit Holder of any tax or other governmental charges which may be imposed thereon, such redemption shall be made by the distribution by the Trustee to the Agent on the Tender Day of the Redemption Distribution which shall then be distributed to the tendering Unit Holder on the Redemption Date plus cash equal to the value of fractional shares, in accordance with
Section 5.02 of the Indenture, provided, however, that the right of a Unit Holder to receive a distribution in kind shall be conditioned on such Unit Holder tendering Units with a value of in excess of $250,000 or such other amount as shall be specified in the prospectus for a Trust.

            (b) Cash Redemption of Units: Unit Holders may redeem Units and request payment of the Redemption Distribution in cash. Such request shall be in writing and submitted to the Trustee at the time the Units are tendered for redemption. Failure to so request shall result in distribution in cash as set forth in this paragraph (b). Units tendered for redemption with such a request for cash shall be tendered and redeemed in the manner and at the times set forth in (a) above for in kind redemptions, except that on the Tender Date related to such tender by a Unit Holder or as soon thereafter as possible, the Agent shall sell the Securities which comprise the Redemption Distribution, using its best reasonable efforts to secure the best price obtainable for such Securities and shall distribute to the Unit Holder, subject to payment by the Unit Holder of any tax or governmental charges that may be imposed thereon or any brokerage commission charged on the sale, for each Unit tendered (i) an amount in cash equal to the proceeds from the sale of the Securities which comprise the Redemption Distribution; (ii) an amount in cash equal to the Unit Cash value (determined as of the Evaluation Time on the date of tender) and (iii) cash equal to the value of any fractional shares included in the Unit Holder's pro rata portion of the Securities as of the Tender Day distributed to the Agent by the Trustee. Such cash distribution shall be made within seven calendar days of the Tender Day. Neither the Agent nor the Depositor shall be liable or responsible in any way for depreciation or loss incurred by reason of any sale or sales made in accordance with this Section 1.01(b).

With respect to either (a) or (b) above, if the Unit Cash Value is an amount less than zero, the Agent shall remit to the Trustee (or the Trustee shall, in the case of (x) or (y) below, withhold from distribution to the redeeming Unit Holder) for each redeemed Unit the negative amount, obtained from the following sources in the following order until such amount has been remitted to the Trustee in full:

            (x) amounts due the Unit Holder of such redeemed Units from the sale of fractional shares of Securities otherwise part of the Redemption Distribution;

            (y) amounts otherwise due to the Unit Holder of such redeemed Units in the form of an Income Distribution;

            (z) proceeds from the sale of other shares of Securities otherwise part of the Redemption Distribution.

            SECTION 1.02. Distribution of Securities, Liquidation, and Investment in New Trust Upon Termination: (a) Securities to be distributed in kind as set forth in Section 5.03 of the Indenture shall be distributed on the first Business Day following the Termination Date in accordance with the provisions of such Section.

            (b) Each Unit Holder who elects either to receive cash or to invest in a subsequent trust shall have his Termination Distribution held by the Agent on his behalf for disposition in accordance with this Section 1.02(b).

            On each Business Day during the 10 Business-Day period following the Termination Date (the "Special Distribution Period"), the Securities subject to disposition under this

Section 1.02(b) shall be sold by the Depositor as sub-agent for the Agent, using its best reasonable efforts to secure the best price obtainable for the Securities or by such other sub-agent as shall be designated by the Depositor or absent such designation such other sub-agent as the Agent shall determine. The Depositor, as such sub-agent, will open a customer account for the Agent and will sell, on each Business Day, at least an amount of the then unsold Securities (based on the number of shares of underlying Securities of each issuer) multiplied by a fraction the numerator of which is one and the denominator of which is the number of days remaining in the 10 day period. Neither the Agent nor the Depositor shall be liable for or responsible in any way for depreciation or loss incurred by reason of any sale or sales made in accordance with this Section 1.02(b). Upon the Sale of the last security the Depositor as such sub-agent for the Agent shall deduct from the proceeds of these sales (the "Sales Proceeds") and pay any tax or governmental charges and commissions in connection with the sale. The Agent shall hold each day's proceeds in an account which is non-interest bearing to Unit Holders and is available for use by the Agent pursuant to normal banking procedures.

            Upon the settlement of the last sale of securities, the Distribution Agent shall distribute to Unit Holders electing distribution in cash the Sales Proceeds plus their pro rata share of the cash balances in the Principal and Income Accounts or on behalf of Unit Holders electing reinvestment, shall apply the Sales Proceeds plus their pro rata share of the cash balances in the Principal and Income Accounts towards the purchase of Units of the next National Equity Trust (the "New Series"), if any.

            The Agent shall, as soon as reasonably possible after the Sales Proceeds are so applied to the purchase of New Series units, distribute to each Unit Holder all Units so purchased and held on his behalf and provide a report to each Unit Holder showing the total number of New Series units credited to him and the sales charge included in the price for New Series units.

            (c) The provisions of this subsection (c) shall apply to distributions from such series of the National Equity Trust as the Depositor shall specify to the Trustee and Agent prior to the Termination Date of such series. As directed by the Depositor, the Trustee shall notify Unit Holders of the availability of any election provided under this sub-section.

            A Unit Holder who holds at least the minimum Unit holding specified by the Depositor and Agent may, by notice to the Agent given in the manner and received by the time specified in Section 5.03 of the Indenture, elect to invest in a subsequent trust ("New Trust") through an in-kind deposit into the New Trust and to have his Termination Distribution held by the Agent on his behalf and the following actions taken on his behalf.

            1. The Agent shall determine the number of whole and fractional shares of each issue of Securities included in the Unit Holders' Termination Distribution from the terminating series of the trust ("Old Trust").

            2. The Agent shall estimate the aggregate number of Units of the New Trust ("New Trust Units") which can be created by dividing the value (determined as provided in the Trust Indenture) of the Securities identified in paragraph 1 and cash included in the electing Unit Holders' Termination Distribution, subtracting from such amount estimated transaction costs, and dividing such number by the then net asset value of the New Trust Unit (increased by any applicable sales charge).

            3. The Agent shall determine the number of shares of each issue of Securities which is common to both the Old Trust and New Trust ("Common Securities") required to create the number of Units estimated in paragraph 2. The Agent shall segregate from the Securities identified in paragraph 1 (to the extent included therein) such number of shares of Common Securities, to the extent of whole shares and shall transfer such whole shares to separate account for the electing Unit Holders.

            4. The balance of the Securities identified in paragraph 1 shall be sold, on behalf of the electing Unit Holders, by the Depositor as sub-agent for the Agent, or by such other sub-agent as shall be designated by the Depositor or absent such designation, such other sub-agent as the Agent shall determine (any such sub-agent, the "Sub-Agent") on the Business Day following the Termination Date of the Old Trust, or such other period as the Depositor shall select ("Sale Date"), such Sub-Agent using its best reasonable efforts to secure the best price obtainable for the Securities. The Agent shall deduct from the Sale Proceeds and pay any tax or governmental charges and commissions in connection with the sales. The net proceeds shall be transferred to a separate account for the electing Unit Holders.

            5. On the Sale Date, the Sub-Agent, on behalf of the electing Unit Holders, shall purchase Securities required to constitute the New Trust Units which are not Common Securities ("New Trust Securities") and any additional shares of Common Securities necessary to constitute the New Trust Units. If the available Sales Proceeds and other cash amounts included in the Termination Distribution shall be insufficient to purchase the number of shares of New Trust Securities and any additional shares of Common Securities required to create the number of New Trust Units estimated by the Agent as provided in paragraph 2, such estimated number of New Trust Units shall be reduced and the excess shares of Common Securities and New Trust Securities shall be promptly sold by the Sub-Agent on behalf of the Unit Holders.

            6. Following the execution of contracts for all sales and purchases, the Common Securities and the New Trust Securities, or contracts to purchase such New Trust Securities, and cash, if any, required to be deposited in connection with the issuance of the New Trust Units, shall be deposited by the Agent on behalf of the electing Unit Holders in the New Trust. The Agent shall cause to be credited to each such Unit Holder the New Trust Units attributable to such Unit Holder's Termination Distribution. Fractional Units shall be promptly sold or redeemed in accordance with the Indenture, provided, however, that no deferred sales charge shall be deducted from the proceeds of such sale or redemption.

            7. Within a reasonable time thereafter, the Agent shall (i) distribute to the Depositor the sales charge, if any, payable to the Depositor (as certified to the Agent by the Depositor, on which certification the Agent shall rely) in connection with the issuance of New Trust Units to the Unit Holders, (ii) distribute, in accordance with this Agreement, to each Unit Holder such Unit Holder's pro rata share of any cash not applied to the purchase of New Trust Securities and (iii) mail to each Unit Holder a report showing the number of New Trust Units credited to the Unit Holder and the sales charge, if any, paid to the Depositor to acquire the New Trust Units.

            8. The Agent shall have no liability to any person for any loss or depreciation resulting from any estimate made pursuant to this subsection 1.02(c) so long as such estimate was made in good faith on the basis of information reasonably available to the Agent. Neither the Depositor, the Trustee, the Agent nor any Sub-Agent shall be liable for or responsible in any way for depreciation or loss incurred by reason of any estimate, sale or sales, or purchase or purchases, including, without limitation, sales or redemptions of fractional Units, made in accordance with this subsection 1.02(c).

                                   ARTICLE II

                   DISTRIBUTION BETWEEN AGENT AND UNIT HOLDERS

            SECTION 2.01. Cash Distributions: (a) Upon receipt of any cash distributed from the Principal and Income Accounts or as a result of the sale of Securities as provided in Section 1.01 and 1.02 hereof, the Agent shall deposit such cash in an account entitled Bank of New York, as Agent pursuant to the Distribution Agency Agreement dated Febru-
ary   , 2000 or other similar title (the "Agency Account"). All distributions to be made pursuant to this Agreement shall be made from such account.

            (b) Cash to be distributed to the Trustee for its own account as provided in Section 1.01 hereof shall be distributed by means of interaccount transfer or by such other method as the Trustee and Agent may approve.

            (c) Cash to be distributed to Unit Holders shall be distributed by the Agent to such Holders in the manner generally used by the Trustee for cash Income Distributions made to Unit Holders.

            SECTION 2.02. Extraordinary Distributions: If the Trustee should at any time receive Securities or other property that it is required to dispose of pursuant to the Indenture, such disposition shall be made in the same manner as provided in Section 1.01(b) hereof for the conversion of Securities to cash; provided, however, that if such other property received is not readily marketable, the Agent shall consult with the Depositor concerning the method of disposition of such other property most likely to maximize cash yield and efficiency of time and convenience. The Depositor's determination of such method of disposition shall be final and binding and the Agent shall be entitled to rely in good faith upon such determination. Cash received upon such a disposition shall be distributed by the Agent to the Unit Holders in the pro-rata portions and the addresses provided by the Trustee.

            SECTION 2.03. Statements and Reports: Any statement or report required by Section 3.06 of the Indenture to be distributed to Unit Holders may be distributed by the Agent as provided in said Section 3.06. After the sale of the last Security as set forth in Section 1.02(b) herein the Agent shall distribute to a Unit Holder upon the request of such Unit Holder or upon the request of the Depositor a statement which shall set forth the Securities received by the Distribution Agent from the Trustee and the proceeds of the sale of such Securities.

                                   ARTICLE III

                                  MISCELLANEOUS

            SECTION 3.01. Fees and Expenses: The Agent shall receive no fee for its services hereunder; provided, however, that the Trustee may pay the Agent a fee equal to the costs of the Agent's services hereunder, which costs shall be allowed the Trustee as a cost of its services as Trustee, but the Trustee shall not be entitled to be reimbursed by the Trust for any such fee paid to the Agent to the extent the Trustee would thereby receive a fee greater than the Trustee's fee set forth in the Indenture. Out-of-pocket expenses incurred by the Agent

(e.g., mailing costs) shall be reimbursed by the Trustee and shall be treated as expenses of the Trust under the Indenture. The Agent shall be indemnified and held harmless against any loss or liability accruing to it without negligence, bad faith or wilful misconduct on its part, arising out of or in connection with the acceptance or administration of this Agreement, including the costs and expenses (including counsel fees) of defending itself against any claim of liability in the premises.

            SECTION 3.02. General Matters Relating to Agent: (a) All moneys deposited with or received by the Agent hereunder shall be held by it without interest until required to be disbursed in accordance with the provisions of this Agreement.

            (b) The Agent shall be under no liability for any action taken in good faith in reliance on any appraisal, paper, order, list, demand, request, consent, affidavit, notice, opinion, direction, evaluation, endorsement, assignment, resolution, draft or other document provided by the Trustee or the Depositor, whether or not of the same kind, prima facie properly executed, or for the disposition of moneys or Securities pursuant to this Agreement; or in respect of any evaluation which it is required to make or is required or permitted to have made by others under this Agreement or otherwise, except by reason of its own wilful misfeasance, bad faith or negligence in the performance of its duties or by reason of its reckless disregard of its obligations and duties hereunder. The Agent may construe any of the provisions of this Agreement, insofar as the same may appear to be ambiguous or inconsistent with any other provisions hereof which construction shall be binding upon the Unit Holders and the parties hereto. The Agent shall be under no liability for any construction of any such provisions hereof.

            The Agent may employ sub-agents, attorneys, accountants and auditors and shall not be answerable for the default or misconduct of any such agents, attorneys, accountants or auditors if such sub-agents, attorneys, accountants or auditors shall have been selected with reasonable care; provided, however, that if the Agent chooses to employ the Depository Trust Company in connection with the storage and handling of, and the furnishing of administrative services in connection with, the Securities, the Agent will be answerable for any default or misconduct of the Depository Trust Company and its employees and agents as fully and to the same extent as if such default for misconduct had been committed or occasioned by the Agent. The Agent shall be fully protected in respect of any action under this Agreement taken, or suffered, in good faith by the Agent, in accordance with an option of its counsel. The fees and expenses charged by such sub-agents, attorneys, accountants or auditors shall constitute an expense reimbursable to Agent pursuant to Section 3.01. The Agent shall have a lien on the funds and property held by it under this Agreement prior to the interest of Unit Holders for any and all amounts owed to the Agent hereunder.

            SECTION 3.03. Resignation, Discharge or Removal of Agent;
Successors: (a) The Agent may resign and be discharged from the duties created by this Agreement by executing a written resignation as such Agent, and filing the same with the Trustee and the Depositor. Upon receiving such notice of resignation, the Depositor shall use its best efforts promptly to appoint a successor Agent in the manner and meeting the qualifications hereinafter provided. In case at any time the Agent shall not meet the requirements set forth in Section 3.04 hereof, or shall become incapable of acting, or shall be adjudged a bankrupt or insolvent, or a receiver of such Agent or of its property shall be appointed, or any public officer shall take charge or control of such Agent or of any of its property or affairs for the purposes of rehabilitation, conservation or liquidation or upon the determination of the Depositor to remove the Trustee for any reason, either with or without cause, including but not limited to a determination by the Depositor that the Trustee has materially failed to perform its duties under this Indenture and the interest of Unit Holders has been substantially impaired as a result, the Depositor may remove such Agent and appoint a successor Agent by written instrument or instruments delivered to the Trustee, the Agent so removed and the successor.

            (b) In case at any time the Agent shall resign and no successor Agent shall have been appointed within thirty days after notice of resignation has been received by the Depositor, the Depositor shall serve as Agent until a qualified successor Agent is appointed.

            SECTION 3.04. Qualification of Agent: The Agent and any successor Agent shall be a banking or trust corporation meeting the requirements of the Investment Company Act of 1940 for trustees, organized and doing business under the laws of the United States or any state thereof, having at all times an aggregate capital, surplus, and undivided profits of not less than $5,000,000.

            SECTION 3.05. Procedure Upon Termination: This Agreement and the duties created hereby shall terminate upon the disposition of the last Security and the proceeds of such Security held under the Indenture and this Distribution Agency Agreement.

            SECTION 3.06. Amendment and Waiver: This Agreement may be amended from time to time by the Depositor, the Trustee and the Agent (a) to cure any ambiguity or to correct or supplement any provision contained herein which may be defective or inconsistent with any other provision contained herein; or (b) to make such other provisions in regard to matters or questions arising hereunder as shall not materially adversely affect the interests of the Unit Holders.

            SECTION 3.07. New York Law to Govern: The internal laws of the State of New York shall govern the rights of the parties hereto and the interpretation of the provisions hereof.

            SECTION 3.08. Notices: Any notice, demand, direction or instruction to be given to the Depositor hereunder shall be in writing and shall be duly given if mailed or delivered to Prudential Securities Incorporated, One Seaport Plaza, New York, New York 10292, or at such other address as shall be specified by the Depositor to the other parties hereto in writing. Any notice, demand, direction, or instruction to be given to the Trustee or Agent shall be in writing and shall be duly given if mailed or delivered to its office at 101 Barclay Street, New York, New York 10286, or such other address as shall be specified to the other parties hereto by the Trustee or Agent, as the case may be, in writing.

            SECTION 3.09. Severability: If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement.

            SECTION 3.10. Separate and Distinct Series: Each Trust established as a Series of the National Equity Trust shall, for all financial and administrative purposes, be considered separate and distinct from every other Trust, and the assets of one Trust shall not be commingled with the assets of another Trust nor shall the expenses of any one Trust be charged against any other Trust.

            IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first written above.

                              PRUDENTIAL SECURITIES INCORPORATED,
                              Depositor


                              By: /s/ Kenneth Swankie
                                 ------------------------------------------
                                  Senior Vice President
                                  Manager - Unit Investment Trust Department


(SEAL)


ATTEST:


By: /s/ Kathleen Maguire
   -----------------------
    Assistant Secretary

                              BANK OF NEW YORK,
                              Distribution Agent


                              By: /s/ Thomas Centrone
                                 ---------------------------
                                  Vice President


(SEAL)


ATTEST:


By: /s/ Brian Arrons
   ------------------------
    Assistant Vice President


STATE OF NEW YORK        )
                         : ss.:
COUNTY OF NEW YORK       )


            I, Rudolf Retmann, a Notary Public in and for the said County in the State aforesaid, do hereby certify that Thomas Centrone and Brian Arrons personally known to me to be the same persons whose names are subscribed to the foregoing instrument and personally known to me to be a Vice President and Assistant Vice President, respectively, of Bank of New York, a corporation, appeared before me this day in person, and acknowledged that they signed, sealed with the corporate seal of Bank of New York, and delivered the said instrument as their free and voluntary act as such Vice President and Assistant Vice President, respectively, and as the free and voluntary act of said Bank of New York for the uses and purposes therein set forth.

            GIVEN, under my hand and notarial seal this 2nd day of February, 2000.


                                               /s/ Rudolf Retmann
                                               ---------------------
                                                   Notary Public

(SEAL)

                              BANK OF NEW YORK,
                              Trustee


                              By: /s/ Thomas Centrone
                                  ---------------------
                                  Vice President


(SEAL)


ATTEST:


By: /s/ Brian Arrons
   ----------------------
    Assistant Vice President


STATE OF NEW YORK        )
                         : ss.:
COUNTY OF NEW YORK       )


            I, Rudolf Retmann, a Notary Public in and for the said County in the State aforesaid, do hereby certify that Thomas Centrone and Brian Arrons personally known to me to be the same persons whose names are subscribed to the foregoing instrument and personally known to me to be a Vice President and Assistant Vice President, respectively, of Bank of New York, a corporation, appeared before me this day in person, and acknowledged that they signed, sealed with the corporate seal of Bank of New York, and delivered the said instrument as their free and voluntary act as such Assistant Vice President and Assistant Vice President, respectively, and as the free and voluntary act of said Bank of New York for the uses and purposes therein set forth.

            GIVEN, under my hand and notarial seal this 2nd day of February, 2000.


                                               /s/ Rudolf Retmann
                                               -------------------
                                                   Notary Public

(SEAL)